                         Filed Pursuant to Rule 424(b)(3) of the Securities Act,
                                                          SEC File No. 333-49359
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 13, 1998)

$250,000,000
MEDIUM-TERM NOTES, SERIES A
DUE NINE MONTHS OR MORE
FROM THE DATE OF ISSUE

                                     [LOGO]

                                1808 SWIFT ROAD

                           OAK BROOK, ILLINOIS 60523

                                 (630) 586-8000

--------------------------------------------------------------------------------

                                 TERMS OF SALE

THE FOLLOWING TERMS MAY APPLY TO THE NOTES WHICH WE MAY SELL AT ONE OR MORE TIMES. THE FINAL TERMS OF EACH NOTE WILL BE SPECIFIED IN A PRICING SUPPLEMENT. FOR MORE INFORMATION, SEE "DESCRIPTION OF NOTES." WE WILL RECEIVE BETWEEN $249,687,500 AND $248,125,000 OF PROCEEDS FROM THE SALE OF THE NOTES, AFTER PAYING THE AGENTS COMMISSIONS OF BETWEEN $312,500 AND $1,875,000.

-  Mature 9 months to 30 years

- Fixed or floating interest rate. The floating interest rate formula may be based on:

    -  Commercial paper rate

    -  Prime rate

    -  LIBOR

    -  Treasury rate

    -  CD rate

    -  CMT rate

    -  Federal funds rate

- Fixed rate notes may bear no interest when issued at a discount from the principal amount due at maturity

-  Certificated or book-entry form

- May be subject to redemption at the option of CenterPoint or repurchase at the option of the holder

- Denominated and/or payable in United States dollars or a foreign currency or currency units

-  Interest paid on fixed rate notes on March 15 and September 15

- Interest paid on floating rate notes monthly, quarterly, semi-annually or annually

-  Minimum denominations of $1,000, increased in multiples of $1,000

--------------------------------------------------------------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 5 OF THE ACCOMPANYING PROSPECTUS.

THE NOTES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

CenterPoint Properties is offering the notes on a continuous basis through the Agents listed below acting as agent or principal. Each Agent has agreed to use its reasonable efforts to solicit offers to purchase the notes.

LEHMAN BROTHERS

                      FIRST CHICAGO CAPITAL MARKETS, INC.

                                           NATIONSBANC MONTGOMERY SECURITIES LLC

                                     AGENTS

October 23, 1998

                                  THE COMPANY

GENERAL

    CenterPoint Properties Trust (the "Company") is a self-managed real estate investment trust focused on the acquisition, development, redevelopment, management and ownership of warehouse/industrial property. Our properties are located within a 150-mile radius of Chicago, including Milwaukee, Wisconsin and South Bend, Indiana ("Greater Chicago").

    The Company, founded in 1984, completed its initial public offering of securities in December 1993. Between completion of the initial public offering and September 30, 1998, we have increased the size of our owned warehouse/industrial portfolio by 19.6 million square feet or 376.9% by acquiring (net of dispositions) 86 fully-leased warehouse/industrial properties.

    As of September 30, 1998, our investment and management portfolio consisted of 126 warehouse/industrial properties containing approximately 26.1 million square feet. Based on published statistics regarding square feet of space owned and managed by other firms and publicly available information filed with the Securities and Exchange Commission, as well as our knowledge and experience in the market, we believe we are the largest owner and operator of warehouse/industrial property in Greater Chicago. We also own and manage three retail properties, one parking lot and one apartment property, hold mortgages on two warehouse/ industrial properties, and are developing eight build-to-suit projects. As of September 30, 1998, we leased 95% of our properties, excluding properties which are currently being redeveloped and not leasable, with the warehouse/industrial properties occupied by 203 tenants in diverse industries. No tenant accounts for more than 4% of our total revenues. We have constructed or renovated substantially all of our properties during the past ten years.

    We believe that Greater Chicago offers significant opportunities for investment in and ownership of warehouse/industrial property. Greater Chicago supports a diverse industrial and service industry base, due to its central location and extensive air, roadway, rail, and water transportation infrastructure.

    We believe that investment in warehouse/ industrial property offers attractive returns and stable cash flow. Published statistics indicate that total returns from warehouse/industrial properties have been among the highest of any commercial property type in each of the past 15 years. We believe that cash flow from warehouse/ industrial property investments is generally more predictable than cash flow from other property types because: (1) relatively short construction periods discourage speculative building; (2) lower capital expenditures are required to sustain rental income due to the adaptable character of warehouse/industrial property; and (3) tenant renewal rates are higher due to the significant cost and disruption to tenant operations resulting from relocations. Moreover, leases for warehouse/industrial properties provide generally for rent growth through contractual rent increases or rents tied to certain indices such as the Consumer Price Index. Such leases are generally structured as net leases, providing for the pass through to tenants of all operating and real estate tax expenses.

    Our business objective is to maximize shareholder value by pursuing a growth strategy consisting of (1) intensive management of our existing properties and
(2) the acquisition of existing leased properties, build-to-suit projects and properties suitable for redevelopment.

    Our principal executive office is located at 1808 Swift Road, Oak Brook, Illinois 60523, and our telephone number is (630) 586-8000.

SHAREHOLDER RIGHTS PLAN

    On July 30, 1998, the Board of Trustees of the Company adopted a Preferred Share Purchase Rights Agreement and declared a dividend distribution of one Preferred Share Purchase Right (a "Right") on each outstanding share of the Company's common shares of beneficial interest.

    Each Right entitles the holder to purchase from the Company one one-thousandth of a

Junior Participating Preferred Share of Beneficial Interest, Series A (a "Rights Preferred Share"), at a price of $120, subject to adjustment. The Rights Preferred Shares (1) are non-redeemable, (2) are entitled to a minimum preferential quarterly dividend payment equal to the greater of $25 per share or 1,000 times the Company's common share dividend, (3) have a minimum liquidation preference equal to the greater of $100 per share or 1,000 times the liquidation payment made per common share and (4) are entitled to vote with the common shares with each Rights Preferred Share having 1,000 votes.

    The Rights trade together with the Company's common shares of beneficial interest and do not become exercisable until the "distribution date." A distribution date will occur ten days after any person (including a group) becomes an "acquiring person" by acquiring 15% or more of the Company's outstanding common shares or if a person commences a tender offer that would result in that person owning 15% or more of the Company's outstanding common shares. On the distribution date, (1) the Rights will be traded separately from the Company's common shares and (2) a holder of the Rights (other than an "acquiring person"), instead of purchasing Rights Preferred Shares, may exercise the Rights for a number of common shares having a market value equal to two times the exercise price of the Rights.

    At any time after a person becomes an "acquiring person," if the Company is involved in any merger, consolidation or other transaction in which the Company is not the survivor, if common shares of the Company are exchanged, or if 50% or more of the Company's consolidated assets or earning power are sold, the holder of the Rights (other than an "acquiring person") may exercise the Rights to purchase a number of shares of common stock of the acquiring corporation having a market value equal to two times the exercise price of the Rights. In addition, at any time after a person becomes an "acquiring person" but before such person has acquired 50% or more of the Company's common shares, the Company may elect to exchange any or all of the Rights (other than those held by an "acquiring person") for common shares of beneficial interest of the Company on a one-for-one basis.

    The Company may generally redeem the Rights, in whole but not in part, at a price of $.01 per right. If not exercised or redeemed, the Rights will expire on the close of business on July 30, 2008.

    A complete description of the terms of the Rights is set forth in the Preferred Share Purchase Rights Agreement, dated as of July 30, 1998 between the Company and First Chicago Trust Company of New York, as agent, which is an exhibit to a Form 8-K of the Company filed with the Securities and Exchange Commission on August 3, 1998. See "Risk Factors--Limitations on a Change of Control of the Company" in this Prospectus Supplement.

                                  RISK FACTORS

REAL ESTATE INVESTMENT RISKS

    GENERAL RISKS. The business of owning and investing in real estate is highly competitive. Several factors may adversely affect the economic performance and value of our properties. These factors include:

    - adverse changes in general or local economic conditions affecting real estate values, rental rates, interest rates, real estate tax rates and other operating expenses;

    - competitive overbuilding;

    - our inability to keep high levels of occupancy in our properties;

    - tenant defaults;

    - unfavorable changes in governmental rules and fiscal policies (including rent control legislation); and

    - acts of God and other factors which are beyond our control.

    In addition, these and other factors may affect our ability to sell our properties.

    RISKS RELATED TO REDEVELOPMENT ACTIVITIES. We are also subject to risks when we redevelop and improve properties, including (1) the risk that the properties may operate at a cash deficit during the redevelopment and/or lease-up period and (2) the risk that a contractor will be unable to control costs or conform to the original plans and timetables. The contractor's ability to control costs or conform to plans and timetables may be affected by strikes, weather, government regulations and other conditions beyond the contractor's control. As a result, we may not realize the projected benefits from the redevelopment and improvement of properties.

    INABILITY TO RENEW LEASES OR RELET SPACE. When our tenants decide not to renew their leases upon their expiration, we may not be able to relet the space. Even if our tenants do renew or we are able to relet the space, the terms of renewal or reletting (including the cost of renovations, if necessary) may be less favorable than current lease terms. Over the next five years (through the end of 2003), leases will expire on a total of 71.4% of the gross leasable area of our current properties. If we are unable to promptly renew our leases or relet space, or if the rental rates upon such renewal or reletting are significantly lower than expected rates, then our profitability may be adversely affected.

    LACK OF GEOGRAPHIC AND PROPERTY-TYPE DIVERSIFICATION. All of our properties are located in the Greater Chicago area, and substantially all of our properties are warehouse/industrial properties. While we believe that our focus on this geographical area and property type is an advantage, adverse economic developments in the Greater Chicago area may adversely affect our properties and, therefore, our profitability.

    COMPETITION. Our properties are located in areas that have other warehouse/industrial properties which may be more attractive to potential tenants. Competition from other warehouse/industrial properties may adversely affect our ability to lease our properties and to increase the rentals charged on our leases.

    UNINSURED LOSS. We carry comprehensive liability, fire, flood (where appropriate), extended coverage and rental loss insurance on all of our properties. We believe the policy specifications and insured limits of these policies are adequate and appropriate. There are certain types of losses that are generally not insured, such as losses relating to earthquakes, riots or acts of war or losses relating to contract or lease claims. If an uninsured loss occurred, we could lose both our investment in and anticipated profits and cash flow from a property and we would continue to be obligated on any mortgage indebtedness or other obligations related to the property.

DEBT FINANCING RISKS

    GENERAL DEBT FINANCING RISKS. Our business is subject to the risks normally associated with debt financing, including the risks that (1) we will be unable to meet required payments of principal and interest, (2) we will not be able to refinance our existing indebtedness or, if we are able to refinance our existing indebtedness, the terms of such refinancing will not be as favorable as the original terms of such indebtedness or (3) we will not be able to finance necessary capital expenditures for renovations and other improvements or, if financed, we will not be able to be finance such capital expenditures on favorable terms. If we have mortgaged a property to secure payment of indebtedness and we are unable to meet the mortgage payments, the lender may foreclose on the property and we will lose the income and asset value of such property.

    LEVERAGE. We intend to continue our policy of maintaining a ratio of debt to total market capitalization of less than 50%. However, our Declaration of Trust does not contain any limitations on the ratio of debt to total market capitalization. Accordingly, our Board of Trustees could alter or eliminate the current limitation on borrowing without the approval of our shareholders. If this policy were changed, we could become more highly leveraged. A higher degree of leverage will increase our debt service, and, as a result, could adversely affect our ability to make expected distributions to shareholders and increase the risk of default on the Medium Term Notes offered by this Prospectus Supplement (the "Notes") and other indebtedness. In addition, the degree of leverage could adversely affect our ability to obtain additional financing in the future.

    RISKS ASSOCIATED WITH RISING INTEREST RATES. While our $100 million Senior Notes due 2005 have a fixed interest rate of 6-3/4%, advances under our $150 million credit facility bear interest at variable rates, based on LIBOR or prime. To limit our exposure to rising interest rates, we had, as of September 30, 1998, hedging agreements for $25 million of our floating rate debt. If any of the Notes bear a floating rate of interest or are denominated in a currency other than U.S. dollars, we may enter into additional hedging agreements to further limit our exposure to rising interest rates or foreign currency rate fluctuations. Although hedging agreements enable us to convert floating rate liabilities to fixed rate liabilities, such agreements expose us to the risk that the counterparties to such agreements may not perform, which could increase our exposure to rising interest rates or foreign currency rate fluctuations. Increases in interest rates, or the loss of the benefits of hedging agreements, would increase our interest expense which could adversely affect our profitability and our ability to service our debt.

REGULATORY RISKS

    ENVIRONMENTAL MATTERS. Federal, state and local laws and regulations to protect the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at such property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination arising from that site.

    Environmental laws also govern the presence, maintenance and removal of asbestos. Such laws require that (1) owners or operators of buildings containing asbestos properly manage and maintain the asbestos, (2) they notify and train those who may come into contact with asbestos and (3) they undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators who fail to comply with these requirements. Such laws may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

    Independent consultants have conducted Phase I environmental site assessments at all of our properties and will conduct Phase I environmental site assessments at all properties acquired by us in the future. The Phase I environmental assessments include, at a minimum, (1) a visual inspection of the properties and the surrounding areas, (2) a walk through survey for suspected asbestos or other toxic materials, (3) an examination of current and historical uses of the properties and the surrounding areas and (4) a review of relevant state, federal and historical documents. Where appropriate, on a property by property basis, these consultants have conducted additional testing, including sampling for asbestos, or lead in drinking water, for soil contamination where underground storage tanks are or were located or where other past site usages create a potential environmental problem, and for contamination in groundwater.

    Environmental assessments of the Company's properties to date have not revealed any environmental condition on any of our existing properties that we believe could adversely affect our business or assets. However, environmental assessments may not reveal all potentially negative environmental conditions that may exist. Unidentified environmental liabilities could arise and could adversely affect our financial condition and performance.

    COST OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Existing warehouse/ industrial properties generally are exempt from the provisions of ADA but may be subject to provisions requiring that buildings be made accessible to people with disabilities. Compliance with the ADA could require removal of access barriers. Non-compliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

CERTAIN RISKS RELATED TO REIT STATUS

    The Company elected to be taxed as a REIT for federal income tax purposes effective January 1, 1994. We believe we have qualified for taxation as a REIT for all subsequent periods, and we plan to continue to meet the requirements for REIT status. The rules for maintaining REIT status are highly technical and complex. Some of the requirements depend on factors that are not entirely within our control. For example, at least 95% of our gross income must come from sources itemized in the REIT tax laws. The Company is also required to distribute to shareholders at least 95% of its REIT taxable income (excluding capital gains). Even a technical or inadvertent failure to meet all the requirements could jeopardize our REIT status. Furthermore, changes in the tax law could make it more difficult for us to maintain REIT status (although we are not aware of any currently pending or proposed changes that would have this effect).

    If the Company fails to qualify as a REIT, it would be subject to federal income tax at corporate rates. The Company would remain disqualified as a REIT for four years after the year of disqualification unless the IRS granted relief from this waiting period. During any period it did not qualify as a REIT, the Company would have to pay income taxes and would therefore have significantly less money available for investments, for distributions to shareholders, or for payments to creditors. In addition, the Company would no longer be required to make distributions to shareholders. These consequences would likely have an adverse effect on the value of our securities. See "Certain United States Federal Income Tax Considerations--Adverse Consequences of Failure to Qualify as a REIT" in this Prospectus Supplement.

    Even if the Company qualifies as a REIT, it has to pay certain federal, state and local taxes on its income and property. In addition, the Company holds interests in entities that are required to pay federal and state income tax on their net taxable income.

LACK OF CONTROL OF CERTAIN SUBSIDIARY CORPORATIONS

    To permit the Company to obtain income from certain activities (such as management of properties owned by third parties) in excess of the amounts the Company could earn directly without jeopardizing the Company's REIT status, the Company owns a small, non-controlling interest in the voting stock of CenterPoint Realty Services Corporation ("CRS") but receives substantially all of the economic interest in CRS. Several officers of the Company own substantially all of the voting stock of CRS and exercise voting and management control of CRS. CRS and its subsidiaries, among other things, provide services and commodities to tenants of the Company, develop and improve real property and manage properties owned by third parties.

LIMITATIONS ON A CHANGE IN CONTROL OF THE COMPANY

    SHAREHOLDER RIGHTS PLAN. The Board of Trustees recently adopted a Shareholder Rights Plan under which the Company grants a dividend distribution of one preferred share purchase right on each outstanding common share of the Company. The preferred share purchase rights generally become exercisable (1) if a person becomes an "acquiring person" by acquiring 15% or more of the outstanding common shares of the Company or (2) if a person commences a tender offer that would result in that person owning 15% or more of the outstanding common shares of the Company. See "The Company--Shareholder Rights Plan" in this Prospectus Supplement. The Shareholder Rights Plan may delay or prevent a change in control of the Company or other transaction that could provide shareholders with a premium over

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the then-prevailing market price of the common shares.

    MARYLAND LAW. Certain provisions of Maryland law applicable to real estate investment trusts prohibit "business combinations" (including certain issuances of equity securities):

    - with any person who beneficially owns ten percent or more of the voting power of outstanding shares;

    - with an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the outstanding shares (an "Interested Shareholder"); or

    - with an affiliate of an Interested Shareholder.

    These prohibitions last for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. After the five-year period, a business combination with an Interested Shareholder must be approved by two super-majority shareholder votes unless, among other conditions, the Company's common shareholders receive a minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. The Board of Trustees recently opted out of these business combination provisions. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to a business combination involving the Company. The Board of Trustees may, however, repeal this election and cause the Company to become subject to these provisions in the future.

    LIMITATION ON OWNERSHIP OF SHARES. In order for the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of the Company's outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). Due to this limitation on the concentration of ownership of shares of beneficial interest in a REIT, the Declaration of Trust restricts ownership of more than 9.8% of the value of the outstanding shares of beneficial interest by any single shareholder, except for the ownership of the Common Shares by the Company's former parent company, CRP-London.

    In connection with such ownership concentration limitation, shares held by certain domestic pension trusts are treated as held by the beneficiaries of such trusts. The Company does not intend to rely on this rule to maintain compliance with such limitation. Under the Declaration of Trust, domestic pension funds are subject to the restriction on ownership of more than 9.8% of the value of the outstanding shares of beneficial interest.

    These ownership limits, as well as the ability of the Company to issue additional Common Shares and Preferred Shares, may discourage a change of control of the Company. The ownership limits may also (1) deter tender offers for the Common Shares, which offers may be advantageous to shareholders, and (2) limit the opportunity for shareholders to receive a premium over then prevailing market prices for their Common Shares.

RISKS RELATED TO OWNERSHIP OF THE NOTES

    CREDIT RATINGS. Any credit ratings that are assigned to the Company's medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the value of the Notes. As a result, you should consult your own financial and legal advisors as to the risks of an investment in the Notes and the suitability of investing in such Notes. Any credit rating is not a recommendation to buy, sell or hold the Notes, and may be subject to revision or withdrawal at any time by the organization assigning it. You should evaluate each credit rating independently of any other rating.

FOREIGN CURRENCY RISKS

    GOVERNING LAW AND JUDGMENTS. The laws of the State of New York will govern the Notes. Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than the U.S.

dollar. The Judiciary Law of the State of New York provides, for example, that a judgment granted in connection with an obligation denominated in a currency other than U.S. dollars will be granted in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange on the date of the entry of the judgment. However, a state court outside the State of New York may not follow the same rules and procedures on conversions of foreign currency judgments.

    EXCHANGE RATES AND EXCHANGE CONTROLS. If you invest in Notes that are denominated in a currency other than U.S. dollars ("Foreign Currency Notes"), your investment will be subject to significant risks that are not associated with a similar investment in notes denominated in U.S. dollars. Such risks include (1) the possibility of significant changes in rates of exchange between U.S. dollars and such currency, (2) the possibility of significant changes in rates of exchange between U.S. dollars and such currency resulting from official redenomination of such currency and (3) the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on factors over which the Company has no control, such as economic and political events, and on the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies, and between certain foreign currencies and other foreign currencies, have been volatile. Such volatility may continue in the future. Even if fluctuations have occurred in any particular exchange rate in the past, fluctuations may not occur in the rate during the term of any Foreign Currency Note. Depreciation of the currency of a Foreign Currency Note against U.S. dollars would result in a decrease in the effective yield of such Foreign Currency Note below its coupon rate and, in certain circumstances, could result in a loss on a U.S. dollar basis.

    Governments may impose exchange controls that could affect exchange rates as well as the availability of a currency (other than U.S. dollars) at the time of payment of amounts due on a Foreign Currency Note. Exchange controls may restrict or prohibit payments of principal (and premium, if any) or interest in any such currency. Even if there are no actual exchange controls, a currency may not be available to the Company when payments on such Notes are due because of circumstances beyond the Company's control.

    WE HAVE NOT DESCRIBED ALL OF THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO, A CURRENCY OTHER THAN U.S. DOLLARS. YOU SHOULD CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS ABOUT THE RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES. FOREIGN CURRENCY NOTES ARE NOT AN APPROPRIATE INVESTMENT IF YOU HAVE NOT HAD PRIOR EXPERIENCE WITH FOREIGN CURRENCY TRANSACTIONS.

    No Foreign Currency Note will be sold in or to residents of the country issuing the currency of such Foreign Currency Note, with certain exceptions specified in the applicable Pricing Supplement (as defined below). The information in this Prospectus Supplement is directed to prospective purchasers who are United States residents. We are not advising prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal (and premium, if any) or interest on such Foreign Currency Notes. Such persons should consult their own counsel about such matters.

    Pricing Supplements relating to Foreign Currency Notes will contain information about:

    - historical exchange rates for the applicable currency against the U.S. dollar or other relevant currency;

    - a description of such currency or currencies; and

    - any exchange controls affecting such currency or currencies.

    You should use the exchange rate information contained in any Pricing Supplement for information only. Such information does not necessarily indicate the range of or trends in fluctuations in currency exchange rates that may occur in the future.

                               PRICING SUPPLEMENT

    The Pricing Supplement ("Pricing Supplement") for each offering of the Notes will contain the specific information and terms for that offering of Notes. The Pricing Supplement may also add, update or change information contained in this Prospectus Supplement and the Prospectus. It is important for you to consider the information contained in the Prospectus, this Prospectus Supplement and the Pricing Supplement in making your investment decision.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The Company's ratio of earnings to fixed charges for the six months ended June 30, 1998 and June 30, 1997 was 3.08 and 3.30, respectively. See "Certain Ratios" in the accompanying Prospectus.

    The ratio of earnings to fixed charges means the ratio of pretax income from continuing operations (with certain adjustments) to the total of: (1) interest,
(2) amortization of debt expense and (3) such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular case.

                              DESCRIPTION OF NOTES

    The Notes offered hereby will be issued as a series of Debt Securities under an Indenture, dated as of April 7, 1998, as amended or supplemented from time to time, by and between the Company and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of April 7, 1998, by and between the Company and the Trustee and by the Second Supplemental Indenture, dated as of October 23, 1998, by and between the Company and the Trustee (collectively, the "Indenture"). The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Notes and the Indenture. Capitalized terms used but not defined herein shall have the meanings given to them in the accompanying Prospectus, the Notes or the Indenture, as the case may be. The term "Debt Securities" as used in this Prospectus Supplement, refers to all debt securities, including the Notes, issued and issuable from time to time under the Indenture. The following description of Notes will apply to each Note offered hereby, unless otherwise specified in the applicable Pricing Supplement, and supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus.

GENERAL

    All Debt Securities, including the Notes, issued and to be issued under the Indenture will be direct, unsecured general obligations of the Company and will rank PARI PASSU with each other and with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Indenture does not limit the aggregate initial offering price of Debt Securities that may be issued thereunder and Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate initial offering price from time to time authorized by the Company for each series. The Notes will be effectively subordinated to (i) the prior claims of each secured mortgage lender to any specific property of the Company (a "Property") which secures such lender's mortgage and (ii) any claims of creditors of entities wholly or partly owned, directly or indirectly, by the Company. Subject to certain limitations set forth in the Indenture, and as described under "--Certain Covenants-- Limitations on Incurrence of Debt" below, the Indenture will permit the Company to incur additional secured and unsecured indebtedness. The Company may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes or other Debt Securities under the Indenture, or the issuance of other debt under another indenture entered into by the Company in addition to the $250,000,000 aggregate initial offering price of Notes offered hereby.

    The Company will at all times have appointed and maintained a Paying Agent (which may be the Trustee) authorized to pay the principal of (and premium, if any) or interest on any Notes on the Company's behalf and having an office or agency (the "Paying Agent Office") in the City of New York, New York, where the Notes may be presented or surrendered for payment and where notices, designations, or requests in respect of payments with respect to Notes may be served. The Company has initially appointed the Trustee as the Paying Agent, with its Paying Agent Office currently at 100 Wall Street, Suite 2000, New York, New York 10005.

    Unless previously redeemed by the Company or repaid by the Company at the option of the holder of the Notes (a "Holder"), a Note will mature on the date ("Stated Maturity") nine months or more from the date of issue that is specified on its face and in the applicable Pricing Supplement. The "maturity" of any Note refers herein to the date on which its principal becomes due and payable, whether at Stated Maturity, upon redemption by the Company, repayment by the Company at the option of the Holders, or otherwise.

    Each Note will be denominated in a currency, currency unit or composite currency ("Specified Currency") as specified on its face and in the applicable Pricing Supplement. Purchasers of the Notes are required to pay for them by delivery of the requisite amount of the Specified Currency to an Agent, unless other arrangements have been made. Unless otherwise specified in the applicable Pricing Supplement, payments on the Notes will be made in the applicable Specified Currency in the country issuing the Specified Currency (or, for European Currency Units ("ECUs"), Brussels), provided that, at the election of the Holder and in certain circumstances at the Company's option, payments on Notes denominated in other than U.S. dollars may be made in U.S. dollars. See "--Payment of Principal and Interest."

    Each Note will be represented by either a permanent global Note registered in the name of, or a nominee of, the Depositary (each such Note represented by a permanent global Note being referred to below as a "Book-Entry Note") or a certificate issued in definitive registered form, without coupons, as set forth in the applicable Pricing Supplement. Except as set forth under "--Book Entry Notes" below, Book-Entry Notes will not be issuable in certificated form. So long as the Depositary or its nominee is the registered holder of any permanent global Note, the Depository Trust Company (or such other depositary identified in the applicable Pricing Supplement) (the "Depositary") or its nominee, as the case may be, will be considered the sole Holder of the Book-Entry Note or Notes represented by such permanent global Note for all purposes under the Indenture and the Notes. For a further description of the respective forms, denominations, and transfer and exchange procedures for any such permanent global Note and the Book-Entry Notes, refer to "--Book-Entry Notes" below and to the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of any Note denominated in U.S. dollars will be $1,000 and integral multiples thereof. The authorized denominations of any Note denominated in other than U.S. dollars will be the amount of the Specified Currency for such Note equivalent, at the noon buying rate in the City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on the sixth Business Day in the City of New York and in the country issuing such currency (or, for ECUs, Brussels) next preceding the date of issue of such Note, to U.S. $1,000 (rounded to the nearest 1,000 units of such Specified Currency) and any greater amount that is an integral multiple of 1,000 units of such Specified Currency unless specified in the applicable Pricing Supplement.

    Notes will be sold in individual issues of Notes having such interest rate and/or interest rate formula, if any, Stated Maturity, and date of original issuance as shall be selected by the initial purchasers and agreed to by the Company. Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction. Unless otherwise indicated in the applicable Pricing Supplement, each Note, except any Zero Coupon Note (as hereinafter defined), will bear interest at a fixed rate and/or a rate determined by reference to one or more of the

Commercial Paper Rate, the Prime Rate, LIBOR, the Treasury Rate, the CD Rate, CMT Rate or the Federal Funds Rate, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Note. See "--Interest Rate." The Notes may be issued as Zero Coupon Notes ("Zero Coupon Notes"). Zero Coupon Notes will be issued at a discount from the principal amount payable at maturity thereof, but holders of Zero Coupon Notes will not receive periodic payments of interest thereon.

    Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. Unless the Company specifies an initial date on which a Note may be redeemed by the Company (a "Redemption Commencement Date") in the applicable Pricing Supplement, the Notes will not be redeemable before their maturity. If the Company does specify a Redemption Commencement Date for any Note, the applicable Pricing Supplement will also specify one or more redemption prices ("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which such Redemption Prices shall apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable at the Company's option at any time on or after such specified Redemption Commencement Date at the specified Redemption Price applicable to the Redemption Period during which such Note is to be redeemed, together with interest accrued to the date fixed for redemption (the "Redemption Date").

    The Notes (other than Book-Entry Notes) may be presented for registration of transfer or exchange at the Paying Agent Office in the City of New York, New York. With respect to transfers of Book-Entry Notes and exchanges of permanent global Notes representing Book-Entry Notes, see "--Book-Entry Notes."

    The Indenture provisions relating to satisfaction and discharge and legal and covenant defeasance which are described in the accompanying Prospectus under "Description of Debt Securities--Provisions Applicable to Senior Debt Securities and Subordinated Debt Securities--Discharge, Defeasance and Covenant Defeasance" will apply to the Notes.

INTEREST RATE

    Each Note, other than a Zero Coupon Note, will bear interest from the date of issue or from the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity or earlier date of redemption by the Company or repayment by the Company at the option of the Holder, as specified below under "--Payment of Principal and Interest."

    Each Note, other than a Zero Coupon Note, will bear interest at either:

        (a) a fixed rate (a "Fixed Rate Note"); or

        (b) a variable rate determined by reference to an interest rate formula (a "Floating Rate Note," including a Regular Floating Rate Note, an Inverse Floating Rate Note or a Floating Rate/Fixed Rate Note (each as defined below)), determined as follows:

            (i) Unless such Floating Rate Note is designated as a Floating Rate/ Fixed Rate Note, an Inverse Floating Rate Note or as having an Addendum (as defined below) attached, such Floating Rate Note will be designated a "Regular Floating Rate Note" and, except as described below or in an applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis (as defined below)
        (i) plus or minus the applicable Spread (as defined below), if any, and/or (ii) multiplied by the applicable Spread Multiplier (as defined below), if any.

            (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in an applicable Pricing Supplement, such Floating Rate Note will initially bear interest at the rate determined by reference to the applicable interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any. The interest rate in effect commencing on, and including, the date for interest to begin accruing at the Fixed Interest Rate (the "Fixed Rate Commencement Date") to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement, or if no such Fixed Interest Rate is so specified and the Floating Rate/Fixed Rate Note is still outstanding on such day, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

           (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in an applicable Pricing Supplement, such Floating Rate Note will bear interest equal to the Fixed Interest Rate specified in the related Pricing Supplement minus the rate determined by reference to the Interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any; provided, however, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero.

    A Floating Rate Note may also have either or both:

        (a) a maximum, or ceiling, on the rate of interest that may accrue during any interest period (a "Maximum Rate"); and

        (b) a minimum, or floor, on the rate of interest that may accrue during any interest period (a "Minimum Rate").

    The "Spread" is the number of basis points specified in the applicable Pricing Supplement as applying to the Interest Rate Basis (as defined below) for such Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as applying to the Interest Rate Basis for such Note.

    "Market Day" means:

        (a) with respect to any Note, any Business Day in the City of New York, New York and the City of Chicago, Illinois; and

        (b) with respect to any LIBOR Note, any Business Day in the City of New York, New York and the City of Chicago, Illinois which is also a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Business Day"). "Business Day," as used herein for any particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in such locations are authorized or obligated by law or executive order to close.

    "Index Maturity" means, for a Floating Rate Note, the period to maturity of the interest or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement. Unless otherwise provided in the applicable Pricing Supplement, the Trustee will be the calculation agent (the "Calculation Agent") for Floating Rate Notes.

    The applicable Pricing Supplement relating to a Fixed Rate Note will designate a fixed rate of interest per annum payable on such Fixed Rate Note, the Interest Payment Dates (if other than March 15 and September 15), the Regular Record Dates (if other than March 1 and September 1), and, if applicable, the Redemption Commencement Date, Redemption Prices and Redemption Periods relating to such Fixed Rate Note. The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis (the "Interest Rate Basis") for such Floating Rate Note. The Interest Rate Basis for each Floating Rate Note will be one or more of the following:

        (a) the Commercial Paper Rate for "Commercial Paper Rate Notes";

        (b) the Prime Rate for "Prime Rate Notes";

        (c) LIBOR for "LIBOR Notes";

        (d) the Treasury Rate for "Treasury Rate Notes";

        (e) the CD Rate for "CD Rate Notes";

        (f) the CMT Rate for "CMT Rate Notes";

        (g) the Federal Funds Rate for "Federal Funds Rate Notes"; or

        (h) such other interest rate formula as such Pricing Supplement sets forth;

provided, however, that with respect to a Floating Rate/Fixed Rate Note, the interest rate commencing on the Fixed Rate Commencement Date and continuing, unless otherwise specified in the applicable Pricing Supplement, until the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement, or if no such Fixed Interest Rate is so specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date. In addition, if so specified in the applicable Pricing Supplement, a Floating Rate Note may bear interest calculated based upon two or more Interest Rate Bases.

    The applicable Pricing Supplement for a Floating Rate Note will specify the Interest Rate Basis and, if applicable, the Calculation Agent, the Index Maturity, the Spread and/or Spread Multiplier, the Maximum Rate, the Minimum Rate, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Calculation Date, the Interest Determination Date, and the Interest Reset Date for such Note.

    The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually, or otherwise (such period being the "Interest Reset Period" for such Floating Rate Note, and the first date of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. The Interest Reset Date will be:

        (a) for Floating Rate Notes (other than Treasury Rate Notes) that reset daily, each Business Day;

        (b) for Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week;

        (c) for Treasury Rate Notes that reset weekly, the Tuesday of each week, except as provided below;

        (d) for Floating Rate Notes that reset monthly, the third Wednesday of each month;

        (e) for Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December;

        (f) for Floating Rate Notes that reset semi-annually, the third Wednesday of two months of each year as specified in the applicable Pricing Supplement;

        (g) for Floating Rate Notes that reset annually, the third Wednesday of one month of each year as specified in the applicable Pricing Supplement; and

        (h) for Floating Rate Notes that reset at intervals other than those described above, the days specified in the applicable Pricing Supplement;

provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date for a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement) and provided further that, with respect to Floating Rate/Fixed Rate Notes, the fixed rate of interest in effect for the period from the Fixed Rate Commencement Date until the Maturity Date shall be the Fixed Interest Rate or the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date, as specified in the applicable Pricing Supplement.

    If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day for such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Market Day for such Floating Rate Note (except that for a LIBOR Note, if such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day). In addition, if the

Treasury Rate is an applicable Base Rate and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

    The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), for a Prime Rate Note (the "Prime Rate Interest Determination Date"), for a CD Rate Note (the "CD Rate Interest Determination Date"), for a CMT Rate Note (the "CMT Rate Interest Determination Date") and for a Federal Funds Rate Note (the "Federal Funds Rate Interest Determination Date") will be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

    All percentages resulting from any calculations referred to in this Prospectus Supplement will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded upward (e.g., 9.876546% or .09876546) being rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

    In addition to any maximum interest rate that may apply to a Floating Rate Note under the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis, with certain exceptions. The limit may not apply to Floating Rate Notes in which U.S. $2,500,000 or more has been invested.

    Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate that will become effective on the next Interest Reset Date for such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity, as the case may be. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

COMMERCIAL PAPER RATE NOTES

    Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any), and be payable on the dates, specified on the face of the Commercial Paper Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, for any Interest Reset Date, the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) for the relevant Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper." If such rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate for such Interest Reset Date shall be the Money Market Yield of such rate on such Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper." If by 3:30 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate for such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in the City of New York (which may include the Agents) selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate for such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

    "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                               360 x D
 Money Market Yield = 100 X                ---------------
                                            360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period from the Interest Reset Date to but excluding the day that numerically corresponds to such Interest Rate Date (or, if there is not any such numerically corresponding day, the last day) in the calendar month that is the number of months corresponding to the specified Index Maturity after the month in which such Interest Reset Date falls.

PRIME RATE NOTES

    Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates specified on their faces and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, for any Interest Reset Date, the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan." If such rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the Prime Rate for such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service or any successor service (or such other page as may replace the USPRIME1 page on that service or any successor service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME1 Page") as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, the Prime Rate for such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by four major banks in the City of New York selected by the Calculation Agent; provided, however, that if fewer than four banks selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate for such Interest Reset Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

LIBOR NOTES

    LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the LIBOR Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, LIBOR for any Interest Reset Date will be determined by the Calculation Agent as follows:

        (a) The Calculation Agent will determine either (i) the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the applicable Index Maturity commencing on the Interest Reset Date which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date if at least two such offered rates appear on the Reuters screen LIBO Page ("LIBOR Reuters"), or (ii) the rate for deposits in U.S. dollars for the period of the applicable Index Maturity commencing on the Interest Reset Date that appears on the Telerate Page 3750 as of 11:00 a.m., London Time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on the service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (b) below.

        (b) If fewer than two offered rates appear on the Reuters Screen LIBO Page or no rate appears on Telerate Page 3750, as applicable, the Calculation Agent will request the principal London Offices of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of the applicable Index Maturity to prime banks in the London interbank market at approximately 11:00 a.m., London time, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative of a single transaction in such market at such time. If at least two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in the City of New York selected by the Calculation Agent at approximately 11:00 a.m., New York City time, commencing on the second London Business Day immediately following such

    LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks, for the period of the applicable Index Maturity and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the LIBOR in effect on such LIBOR Interest Determination Date.

TREASURY RATE NOTES

    Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if
any), and will be payable on the dates specified on the face of the Treasury Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, for any Interest Reset Date, the rate for the auction on the relevant Treasury Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the specified Index Maturity as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. If the results of such auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held during such week, then the Treasury Rate shall be the rate set forth in H.15(519) for the relevant Treasury Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, the Treasury Rate for such Interest Reset Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Interest Determination Date, of three primary United States government securities dealers in the City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

CD RATE NOTES

    CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the CD Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, for any Interest Reset Date, the rate for the relevant CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)." If such rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the CD Rate for such Interest Reset Date shall be the rate on such CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the CD Rate for such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on such CD

Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money market banks in the market for negotiable U.S. dollar certificates of deposit with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5 million; provided, however, that if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate for such Interest Reset Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

CMT RATE NOTES

    CMT Rate Notes will bear interest at the interest rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the CMT Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Rate Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities. . . Federal Reserve Board Release H.15. . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in the City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in the City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity and will use such quotations to calculate the CMT Rate as set forth above.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service (or any successor service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

FEDERAL FUNDS RATE NOTES

    Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Federal Funds Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, for any Interest Reset Date, the rate on the relevant Federal Funds Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the Federal Funds Rate for such Interest Reset Date will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/ Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate for such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in the City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers selected by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate for such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

ORIGINAL ISSUE DISCOUNT NOTES

    Original Issue Discount Notes are Notes issued at a discount from the principal amount payable at maturity (including any Zero Coupon Note) and which are considered to be issued with original issue discount which must be included in income for United States federal income tax purposes at a constant rate ("Original Issue Discount Notes"). See "Certain United States Federal Income Tax Considerations." Certain additional considerations relating to Original Issue Discount Notes may be described in the Pricing Supplement relating thereto.

AMORTIZING NOTES

    The Company may from time to time offer Notes for which payments of principal and interest are made over the life of the Notes ("Amortizing Notes"). Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

OTHER PROVISIONS, ADDENDA

    Any provisions with respect to the Notes, including the determination of an Interest Rate Basis, the specification of Interest Rates Basis, calculation of the interest rate applicable to a Floating Rate Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms specified under "Other Provisions" on the face thereof or in an addendum (an "Addendum") relating thereto, if so specified on the face thereof and in the applicable Pricing Supplement.

PAYMENT OF PRINCIPAL AND INTEREST

    Unless otherwise specified in the applicable Pricing Supplement, payments of principal of (and premium, if any) and interest on all Notes will be made in the applicable Specified Currency; provided, however, that payments of principal (and premium, if any) and interest on Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars:

        (a) at the option of the Holders of such Notes under the procedures described in the two following paragraphs; and

        (b) at the Company's option in the case of imposition of exchange controls or other circumstances beyond the Company's control as described in the last paragraph under this heading.

    Unless otherwise specified in the applicable Pricing Supplement, and except as provided in the next paragraph, payments of interest and principal (and premium, if any) for any Note denominated in other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Note on the relevant Regular Record Date, or at maturity, redemption or repayment, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at the Paying Agent Office on or before such Regular Record Date, or the date 15 days before maturity, redemption or repayment, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable or other form of facsimile transmission. Any such request made for any Note by a registered Holder will remain in effect for any further payments of interest and principal (and premium, if any) on such Note payable to such Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 15 days before maturity, redemption or repayment, as the case may be. Holders of Notes denominated in other than U.S. dollars whose Notes are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how to elect to receive payments in U.S. dollars.

    The U.S. dollar amount to be received by a Holder of a Note denominated in other than U.S. dollars who elects to receive payment in U.S. dollars will be determined by the exchange rate agent (the "Exchange Rate Agent"), at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Payment Date, by selecting the indicative quotations for the Specified Currency appearing at such time on the bank composite or multi-contributor pages of the Quoting Source (as defined below) for the first three banks, in descending order of their appearance, on a list of banks to be agreed to by the Company and the Exchange Rate Agent (which may include an Agent or the Calculation and Exchange Rate Agent) prior to such second Business Day, which are offering quotes on the Quoting Source. The Exchange Rate Agent shall select from among the selected quotations the one which will yield the largest number of U.S. dollars upon conversion from such Specified Currency. The "Quoting Source" shall mean Reuters Monitor Foreign Exchange Service, or if the Exchange Rate Agent determines that such service is not available, Telerate Monitor Foreign Exchange Service. If the Exchange Rate Agent determines that neither service is available, the Company and the Exchange Rate Agent shall agree on a comparable display or other comparable manner of obtaining quotations and such display or manner shall become the Quoting Source.

    In the case of a Specified Currency other than ECUs, if (i) fewer than three bid quotations are available at the time a determination is to be made by the Exchange Rate Agent pursuant to the preceding paragraph, or (ii) the Exchange Rate Agent received no later than 12:00 noon, New York City time, on such second Business Day preceding the applicable Payment Date notice from the Company that there exist exchange controls or other circumstances beyond the Company's control rendering such Specified Currency unavailable, then the Exchange Rate Agent shall, prior to such Payment Date, notify the Company and the Trustee of the noon buying rate in New York City for cable transfers, in the Specified Currency indicated in such notice, as certified for customers' purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") as of such second Business Day. If the Market Exchange Rate for such date is not then available, the Exchange Rate Agent shall immediately notify the Company and the Trustee of the most recently available Market Exchange Rate for such Specified Currency. In the case of ECUs, if: (i) fewer than three bid quotations are available at the time a determination is to be made by the Exchange Rate Agent pursuant to the preceding paragraph, or (ii) the Exchange Rate Agent received no later than 12:00 noon, New York City time, on such second Business Day preceding the applicable Payment Date notice from the Company that (A) there exist exchange controls or other circumstances beyond the Company's control, rendering ECUs unavailable or (B) ECUs are no longer used in the European Monetary System, rendering ECUs unavailable, then the Exchange Rate Agent shall, prior to such Payment Date, notify the Company and the Trustee of the rate of conversion for ECUs into U.S. dollars, determined as of such second Business Day on the following basis: The component currencies of the ECUs for this purpose (the "Components") shall be the currency amounts that were components of the ECUs as of the last date on which ECUs were used in the European Monetary System. The equivalent of ECUs in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalent of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for the Components, or as otherwise specified to the Exchange Rate Agent by the Company.

    Interest will be payable to the person in whose name a Note is registered (which for a permanent global Note representing Book-Entry Notes will be the Depositary or a nominee of the Depositary) at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at maturity will be payable to the person to whom principal shall be payable (which for permanent global Notes representing Book-Entry Notes will be the Depositary or a nominee of the Depositary). The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the second such Interest Payment Date next succeeding its date of issue to the registered owner on the Regular Record Date relating to such second Interest Payment Date. Unless otherwise indicated in the applicable Pricing Supplement, the "Regular Record Date" for any Floating Rate Note shall be the date 15 calendar days before each Interest Payment Date, whether or not such date shall be a Business Day, and the "Regular Record Date" for any Fixed Rate Note shall be the March 1 and September 1 next preceding the March 15 and September 15 Interest Payment Dates unless otherwise indicated in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable:

        (a) for Floating Rate Notes that reset daily, on the third Wednesday of each month or on the third Wednesday of March, June, September, and December of each year (as indicated in the applicable Pricing Supplement);

        (b) for Floating Rate Notes that reset weekly, on the third Wednesday of each month or on the third Wednesday of March, June, September, and December of each year (as indicated in the applicable Pricing Supplement);

        (c) for Floating Rate Notes that reset monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September, and December of each year (as indicated in the applicable Pricing Supplement);

        (d) for Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year;

        (e) for Floating Rate Notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement;

        (f) for Floating Rate Notes that reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement; and

        (g) for Floating Rate Notes that reset at intervals other than those described above, on the days specified in the applicable Pricing Supplement,

each an "Interest Payment Date," and in each case, at maturity. If an Interest Payment Date (other than at Stated Maturity, a Redemption Date or an Optional Repayment Date (as defined below under "Repayment at the Option of the Holder")) with respect to any Floating Rate Note would otherwise fall on a day that is not a Market Day with respect to such Note (and for any Note denominated in other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for ECUs, Brussels)), such Interest Payment Date will be on the next succeeding Market Day (with interest accruing to but excluding the next succeeding Market Day) (or, in the case of a LIBOR Note, if such day falls in the next calendar month, the next preceding Market Day (with interest accruing to but excluding the next preceding Market Day)). If the Stated Maturity, Redemption Date or Optional Repayment Date of a Floating Rate Note falls on a day that is not a Market Day (and for any Note denominated in other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for ECUs, Brussels)), the required payment of principal, premium, if any, and interest will be made on the next succeeding Market Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Stated Maturity, Redemption Date or Optional Repayment Date, as the case may be, to the date of such payment on the next succeeding Market Day.

    Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Stated Maturity, as the case may be.

    For a Floating Rate Note, accrued interest from (and including) the date of issue or from (and including) the last date to which interest has been paid is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from (and including) the date of issue, or from (and including) the last date to which interest has been paid, but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360 for Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes, or Federal Funds Rate Notes, or by the actual number of days in the year for Treasury Rate Notes or CMT Rate Notes. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

    A payment on any Fixed Rate Note due on any day that is not a Market Day (and, for any Note denominated in other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for ECUs, Brussels)) need not be made on such a day, but may be made on the next succeeding Market Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date.

    Payment of the principal of (and premium, if any) and any interest due with respect to any Note (other than a Book-Entry Note) at maturity will be made in immediately available funds upon surrender of such Note at the Payment Agent Office, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest on any Note (other than any Book-Entry Note) other than at maturity will be made by check mailed to the address of the Person (which, in the case of a permanent global Note representing Book-Entry Notes, shall be the Depositary) entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated by such Person. Payments in respect of Book-Entry Notes are further discussed under "--Book-Entry Notes."

    If the principal of (and premium, if any) or interest on any Note is payable in other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Notes by making such payment in U.S. dollars on the basis of the most recently available Exchange Rate. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

REPAYMENT AT THE OPTION OF THE HOLDER

    The Notes will be repayable by the Company at the option of the Holders thereof prior to Stated Maturity only if one or more optional repayment dates are specified in the applicable Pricing Supplement ("Optional Repayment Dates"). If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any Optional Repayment Date in whole or in part in increments of U.S. $1,000 or such other minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least U.S. $1,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid (or, if this Note is an Original Issue Discount Note, such lesser amount as provided therein), together with unpaid interest accrued to the date of repayment. For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

    Only the Depositary may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, holders of beneficial interests ("Beneficial Owners") of a permanent global Note that desire to have all or any portion of the Book-Entry Notes represented by such permanent global Note repaid must instruct the participant through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering the related permanent global Note and duly completed election form to the Trustee as aforesaid. In order to ensure that such permanent global Note and election form are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the participant through which it owns its interest before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the participants through which they own their interest for the respective deadlines for such participants. All instructions given to participants from Beneficial Owners of permanent global Notes relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner shall cause the participant through which it owns its interest to transfer such Beneficial Owner's interest in the permanent global Note or Notes representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. See "--Book Entry Notes."

    If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations in connection with any such repayment.

    The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

OPTIONAL REDEMPTION

    Unless otherwise specified in the applicable Pricing Supplement, the Notes will be redeemable at the option of the Company at any time after the date or dates specified therein. If one or more such dates are so specified with respect to any Note, the applicable Pricing Supplement will also specify one or more redemption prices (expressed as a percentage of the principal amount of such Note) ("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which such Redemption Prices shall apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable at the option of the Company at the specified Redemption Price applicable to the Redemption Period during which such Note is to be redeemed, together with interest accrued to the Redemption Date.

    If so specified in the applicable Pricing Supplement, the Notes will be redeemable at the Company's option, as a whole or from time to time in part in increments of U.S. $1,000 or such other minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least U.S. $1,000 or such other minimum denomination), on any date prior to their Stated Maturity at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus a Make-Whole Premium, if any.

    The "Make-Whole Premium" in respect of any Note is intended to be the amount, if any, which, when added to the then outstanding principal amount of such Note, would, if invested on the Redemption Date of such Note in U.S. Treasury securities with maturities equal to the Remaining Life of the Notes, have a yield to maturity equal to the original yield to maturity of the Notes, based on the initial public offering price of the Notes set forth in the applicable Pricing Supplement. The amount of the Make-Whole Premium in respect of the principal amount of any Note to be redeemed will be calculated by the Company and will be the excess, if any, of (i) the sum of the present values, as of the Redemption Date of such Note, of (A) the respective interest payments (exclusive of the amount of accrued interest to the Redemption Date) on such Note that, but for such redemption, would have been payable on their respective Interest Payment Dates after such Redemption Date, and (B) the payment of such principal amount that, but for such redemption, would have been payable on the Stated Maturity over (ii) the amount of such principal to be redeemed. Such present values will be determined in accordance with generally accepted principles of financial analysis by discounting the amounts of such payments of interest and principal from their respective Stated Maturities to such Redemption Date at a discount rate equal to the Treasury Yield.

    The "Treasury Yield" in respect of any Note to be redeemed shall be determined as of the date on which notice of redemption of such Note is sent to the Holder thereof by reference to the most recent Federal Reserve Statistical Release H.15(519) (or successor publication) which has become publicly available not more than two Business Days prior to such date (or, if such Statistical Release (or successor publication) is no longer published or no longer contains the applicable data, to the most recently published issue of THE WALL STREET JOURNAL (Eastern Edition) published not more than two Business Days prior to such date that contains such data or, if THE WALL STREET JOURNAL (Eastern Edition) is no longer published or no longer contains such data, to any publicly available source of similar market data), and shall be the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the Remaining Life of the Notes and, if applicable, converted to a bond equivalent yield basis as described below. The "Remaining Life of the Notes" shall equal the number of years from the Redemption Date to the Stated Maturity of the Notes; provided that if the Remaining Life of the Notes being redeemed is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is specified in the applicable source, then the Remaining Life of the Notes shall be rounded to the nearest one-twelfth of one year and the Treasury Yield shall be obtained by linear interpolation (computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point)), after rounding to the nearest one-twelfth of one year, from the weekly average yields of (a) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Life of the Notes and (b) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Life of the Notes, except that if the Remaining Life of the Notes is less than three months, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of three months shall be used. The Treasury Yield shall, if expressed on a yield basis other than that equivalent to a bond equivalent yield basis, be converted to a bond equivalent yield basis and shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

    Notice of redemption will be provided by mailing a notice of such redemption to each Holder by first class mail, postage prepaid, at least 30 calendar days and not more than 60 calendar days prior to the date fixed for redemption to the respective address of each Holder as that address appears in the Security Register.

    The Company may purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation.

BOOK-ENTRY NOTES

    Upon issuance, all Book-Entry Notes of like tenor and having the same date of issue will be represented by a single permanent global Note. Each permanent global Note representing Book-Entry Notes will be deposited with, or on behalf of, The Depositary Trust Company, as Depositary (the "Depositary"), located in the Borough of Manhattan, the City of New York, and will be registered in the name of the Depositary or a nominee of the Depositary. Currently, the Depositary will accept the deposit of only permanent global Notes denominated in U.S. dollars.

    Ownership of beneficial interests in a permanent global Note representing Book-Entry Notes will be limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in such a permanent global Note will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such permanent global Note. Ownership of beneficial interests in such a permanent global Note by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a permanent global Note.

    The Company has been advised by the Depositary that upon the issuance of a permanent global Note representing Book-Entry Notes, and the deposit of such permanent global Note with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Notes represented by such permanent global Note to the accounts of participants. The accounts to be credited shall be designated by the soliciting Agent or, to the extent that the Book-Entry Notes are offered and sold directly, by the Company.

    Payment of principal of and any premium and interest on Book-Entry Notes represented by any permanent global Note registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and Holder of the permanent global Note representing such Book-Entry Notes. Neither the Company, the Trustee, nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of beneficial ownership interests in a permanent global Note representing such Book-Entry Notes or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such beneficial ownership interests.

    The Company has been advised by the Depositary that upon receipt of any payment of principal of or any premium or interest in respect of a permanent global Note, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such permanent global Note as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in a permanent global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the sole responsibility of such participants.

    No permanent global Note described above may be transferred except as a whole by the Depositary for such permanent global Note to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

    A permanent global Note representing Book-Entry Notes is exchangeable for definitive Notes registered in the name of, and a transfer of a permanent global Note may be registered to, any Person other than the Depositary or its nominee, only if:

        (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such permanent global Note or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act;

        (b) the Company in its sole discretion determines that such permanent global Note shall be exchangeable for definitive Notes in registered form; or

        (c) any event shall have happened and be continuing that constitutes or, after notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes.

Any permanent global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof. Such definitive Notes shall be registered in the name or names of such person or persons as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such permanent global Note.

    Except as provided above, owners of beneficial interests in such permanent global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof for any purpose under the Indenture, and no permanent global Note representing Book-Entry Notes shall be exchangeable, except for another permanent global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in such permanent global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

    The Indenture provides that the Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action which a Holder is entitled to give or take under the Indenture. The Company understands that, under existing industry practices, in the event that the Company requests any action of Holders or an owner of a beneficial interest in such permanent global Note desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    The Depositary has advised the Company that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

CERTAIN COVENANTS

    The Indenture contains the following covenants:

    LIMITATIONS ON INCURRENCE OF DEBT. The Company will not, and will not permit any Subsidiary (as defined below) to, incur any Debt (as defined below), other than Intercompany Debt (as defined below), if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP (as defined below) is greater than 60% of the sum of (i) the Company's Adjusted Total Assets (as defined below) as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt, and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt) (Section 1004(a) of the Indenture).

    In addition to the foregoing limitation on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) on the date on which such additional debt is to be incurred, on a pro forma basis, after giving effect to the incurrence of such Debt and to the application of the proceeds thereof, would have been less than 1.5 to 1 (Section 1004(b) of the Indenture).

    Further, the Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the properties of the Company or any Subsidiary ("Secured Debt"), whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of the sum of: (i) the Company's Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt; and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt) (Section 1004(c) of the Indenture).

    Further, the Company will at all times maintain an Unencumbered Total Asset Value (as defined below) in an amount not less than 150% of the aggregate principal amount of all outstanding unsecured Debt of the Company and its Subsidiaries on a consolidated basis (Section 1004(d) of the Indenture).

    For purposes of the foregoing paragraphs regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

    DEFINITIONS.  As used in the Indenture and the description thereof herein:

    "Adjusted Total Assets" as of any date means the total of all assets determined in accordance with generally accepted accounting principles ("GAAP") plus accumulated depreciation.

    "Annual Service Charge" as of any date means the aggregate amount of any interest expensed for the four consecutive fiscal quarters most recently ended, as determined in accordance with GAAP.

    "Consolidated Income Available for Debt Service" as of any date means Consolidated Net Income (as defined below) of the Company and its Subsidiaries plus amounts that have been deducted for (a) interest on Debt of the Company and its Subsidiaries; (b) provision for taxes of the Company and its Subsidiaries based on income; (c) amortization of debt discount; (d) depreciation and amortization; (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income; and (f) amortization of deferred charges, for the four consecutive fiscal quarters most recently ended, all as determined in accordance with GAAP, and without taking into account any provision for gains and losses on properties.

    "Consolidated Net Income" for any period means the amount of net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

    "Debt" of the Company or any Subsidiary means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of: (i) borrowed money evidenced by bonds, notes, debentures or similar instruments;
(ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any Subsidiary; (iii) reimbursement obligations in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or (iv) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP; but in the case of items of indebtedness incurred under (i) through (iii) above only to the extent that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Company or any Subsidiary).

    "Intercompany Debt" means Debt to which the only parties are the Company and any Subsidiary and, in the case of Debt owed by the Company to any Subsidiary, such Debt is subordinate in right of payment to the holders of the Notes.

    "Security Register" means a register maintained at a place of payment for the registration and transfer of the Notes.

    "Subsidiary" means a corporation, real estate investment trust, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries of the Company. CenterPoint Realty Services Corporation and its subsidiaries are Subsidiaries for purposes of this definition. For the purposes of this definition, "voting stock" means stock having the voting power for the election of directors, trustees, general partners or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

    "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

    "Unencumbered Total Asset Value" as of any date means the sum of (i) the value of those Undepreciated Real Estate Assets not subject to an encumbrance; and (ii) the value of all other assets of the Company and its Subsidiaries on a consolidated basis not subject to an encumbrance determined in accordance with GAAP (but excluding accounts receivable and intangibles).

    Reference is made to the section entitled "Description of Debt Securities--Provisions Applicable to Senior Debt Securities and Subordinated Debt Securities--Certain Covenants" in the accompanying Prospectus for a description of additional covenants applicable to the Notes. Compliance with the covenants described herein and such additional covenants with respect to the Notes generally may not be waived by the Board of Trustees of the Company, or by the Trustee unless the Holders of at least a majority in principal amount of all outstanding Notes consent to such waiver; provided, however, that the defeasance and covenant defeasance provisions of the Indenture described under "Description of Debt

Securities--Provisions Applicable to Senior Debt Securities and Subordinated Debt Securities-- Discharge, Defeasance and Covenant Defeasance" in the accompanying Prospectus will apply to the Notes, including with respect to the covenants described in this Prospectus Supplement.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of certain United States federal income tax considerations that may be relevant to a holder of a Note who purchases the Note upon its original issuance. The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with holders that will hold Notes as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, including, without limitation, banks, tax-exempt entities, insurance companies, regulated investment companies, common trust funds or dealers in securities or currencies, persons that will hold Notes as part of an integrated investment (including a "straddle" or "conversion transaction") comprised of a Note and one or more other positions, or persons that have a "functional currency" other than the U.S. dollar. Any special United States federal income tax considerations relevant to a particular issue of Notes, including any Variable Notes, Notes providing for payment in more than one currency or Notes providing for contingent payments, will be provided in the applicable Pricing Supplement. Purchasers of such Notes should carefully examine the applicable Pricing Supplement and should consult with their tax advisors with respect to such Notes.

    Investors should consult their tax advisors in determining the tax consequences to them of holding Notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

    As used herein, the term "United States holder" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if
(i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions, and the term "United States" means the United States of America (including the States and the District of Columbia).

UNITED STATES HOLDERS

    PAYMENTS OF INTEREST

    Payments of "qualified stated interest" (as defined below under "Original Issue Discount") on a Note will be taxable to a United Stated holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States holder's method of tax accounting). If such payments of interest are made with respect to a Note that is denominated in a Specified Currency other than the U.S. dollar (a "Foreign Currency Note"), the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the Specified Currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A United States holder that uses the accrual method of tax accounting will accrue interest income on the Foreign Currency Note in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within such holder's taxable year), or, at such holder's election, at the spot rate of exchange on (i) the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or (ii) the date of receipt, if such date is within five business days of the last day of the accrual period. Such election must be applied consistently by the United States holder to all debt instruments from year to year, and can be changed only with the consent of the Internal Revenue Service (the "IRS"). A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss, which will be treated as ordinary income or loss, on the receipt of an interest payment made with respect to a Foreign Currency Note if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of the interest income.

    PURCHASE, SALE AND RETIREMENT OF NOTES

    A United States holder's tax basis in a Note generally will equal the cost of such Note to such holder, increased by any amounts includible in income by the holder as original issue discount ("OID") and reduced by any amortized bond premium (each as described below) and any payments other than payments of qualified stated interest made on such Note. In the case of a Foreign Currency Note, the cost of such Note to a United States holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a Foreign Currency Note that is traded on an established securities market, a United States holder that uses the cash method of tax accounting (and, if it so elects, a United States holder that uses the accrual method of tax accounting) will determine the U.S. dollar value of the cost of such Note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States holder's tax basis in a Foreign Currency Note in respect of OID, and amortizable bond premium denominated in a Specified Currency other than the U.S. dollar will be determined in the manner described under "Original Issue Discount" and "Notes Purchased at a Premium" below. The conversion of U.S. dollars to another Specified Currency and the immediate use of such Specified Currency to purchase a Foreign Currency Note generally will not result in taxable gain or loss for a United States holder.

    Upon the sale, exchange or retirement (collectively, a "disposition") of a Note, a United States holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition (less any accrued qualified stated interest, which will be taxable as ordinary income) and the United States holder's adjusted tax basis in such Note. If a United States holder receives a Specified Currency other than the U.S. dollar in respect of the disposition of a Note, the amount realized will be the U.S. dollar value of the Specified Currency received calculated at the spot rate of exchange on the date of disposition. In the case of a Foreign Currency Note that is traded on an established securities market, a United States holder that uses the cash method of tax accounting, and if it so elects, a United States holder that uses the accrual method of tax accounting, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate of exchange on the settlement date of the disposition. The election available to accrual basis United States holders in respect of the purchase and sale of Foreign Currency Notes traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

    Except as discussed below with respect to Short-Term Notes (as defined below) and foreign currency gain or loss, gain or loss recognized by a United States holder will generally be long term capital gain or loss if the United States holder's holding period for the Note exceeded one year at the time of disposition. Recently enacted United States tax legislation reduced the maximum United States federal income tax rate applicable to long term capital gains recognized by individuals. Prospective investors should consult their tax advisors regarding the possible effect of such legislation on such investors.

    Gain or loss recognized by a United States holder on the disposition of a Foreign Currency Note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such Note.

    ORIGINAL ISSUE DISCOUNT

    IN GENERAL. Notes with a term greater than one year may be issued with OID for United States federal income tax purposes ("OID Notes"). For United States federal income tax purposes, United States holders generally must accrue OID in gross income over the term of the OID Notes on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize income in respect of an OID Note in advance of the receipt of cash attributable to such income.

    OID generally will arise if the "stated redemption price at maturity" of the Note exceeds its "issue price" by more than a de minimis amount (0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity, or if a Note has certain interest payment characteristics such as interest holidays, interest payable in additional securities or stopped interest, by the weighted average maturity of such Note.) For this purpose, the "issue price" of a Note is the first price at which a substantial amount of Notes is sold for cash (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and the "stated redemption price at maturity" of a Note is the sum of all payments due under the Note, other than payments of "qualified stated interest." The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the Company) at least annually during the entire term of the OID Notes at a single fixed rate of interest or, subject to certain conditions, based on one or more interest indices. Unless an election to treat all interest as OID is made, a United States holder of a Note issued with de minimis OID must include such de minimis OID in income as capital gain, as stated principal payments on the Note are made. The includible amount with respect to such payment will equal the product of the total amount of the de minimis OID and a fraction, the numerator of which is the amount of the principal payments made and the denominator of which is the stated principal amount of the Note.

    For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID Note will be the sum of the daily portions of OID for each day during such taxable year (or any portion thereof) in which such a United States holder held the OID Note. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of such period. The amount of OID allocable to any accrual period generally will equal the product of the OID Note's "adjusted issue price" at the beginning of such accrual period multiplied by its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) and subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The "adjusted issue price" of an OID Note at the beginning of any accrual period will equal the issue price of the OID Note, as defined above, increased by previously accrued OID from prior accrual periods, and reduced by any payment made on such Note (other than payments of qualified stated interest) on or before the first day of the accrual period.

    FOREIGN CURRENCY NOTES. In the case of an OID Note that is also a Foreign Currency Note, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the Specified Currency using the constant-yield method described above, and (b) translating the amount of the Specified Currency so derived at the average exchange rate in effect during the accrual period (or portion thereof within a United States holder's taxable year) or, at the United States holder's election (as described above under "PAYMENTS OF INTEREST"), at the spot rate of exchange on (i) the last day of the accrual period (or the last day of the taxable year ending within such accrual period if the accrual period spans more than one taxable year), or (ii) on the date of receipt, if such date is within five business days of the last day of the accrual period. All payments on an OID Note (other than payments of qualified stated interest) will generally be viewed first as payments of previously accrued OID (to the extent thereof), with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID
Note), a United States holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID Note, as the case may be) and the amount accrued (using the spot rate of exchange applicable to such previous accrual).

    NOTES PURCHASED AT A PREMIUM

    A United States holder that purchases a Note for an amount in excess of all amounts payable with respect to such Note other than qualified stated interest will be considered to have purchased the Note at a premium. Such holder may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the Note. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the United States holder on or after the first taxable year to which the election applies, and may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a Note by the amount of the premium amortized during its holding period. With respect to a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder's tax basis when the Note matures or is disposed of by the United States holder. Amortizable bond premium in respect of a Foreign Currency Note will be computed in the Specified Currency and will reduce interest income in the Specified Currency. At the time amortized bond premium offsets interests income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized with respect to amortized bond premium on such Note based on the difference between the spot rate of exchange on the date or dates such premium is recovered through interest payments on the Note and the spot rate of exchange on the date on which the United States holder acquired the Note.

    VARIABLE RATE NOTES

    A "Variable Rate Note" is a note that: (i) has an issue price that does not exceed the total non-contingent principal payments by more than an amount equal to the lesser of (1) the product of (x) the total non-contingent principal payments, (y) the number of complete years to maturity (or weighted average maturity in certain cases) from the issue date and (z) 0.15, and, and (2) 15 percent of the total non-contingent principal payments, and (ii) provides for stated interest (compounded or paid at least annually) at the current value of
(1) one or more "qualified floating rates", (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A "current value" of a qualified floating rate or objective rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day. Finally, a Variable Rate Note must not provide for any contingent principal payments.

    A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated or (ii) is equal to the product of such rate and either (a) a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) a fixed multiple greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate. If a Note provides for two or more qualified floating rates that (i) are within 0.25 percent of each other on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected to significantly affect the yield on the Note.

    An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the Company or a related party. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

    In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or an objective rate and the interest is generally unconditionally payable at least annually in cash or property (other than debt instruments of the Company), all stated interest on the Note is qualified stated interest and the amount of OID, if any, is determined as described in "--Original Issue Discount" above by using, in the case of a qualified floating rate or qualified inverse rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield reasonably expected on the Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

    If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or an objective rate and also does not provide for interest payable at a fixed rate (other than a fixed rate for an initial period only), the amount of interest and OID accruals on the Note are generally determined by (i) determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the Note), (ii) constructing an equivalent fixed rate debt instrument (using the fixed rate substitute described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for the actual variable rate during the applicable accrual period.

    If a Variable Rate Note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period only), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provides for a qualified floating rate (or a qualified inverse floating rate) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

    SHORT-TERM NOTES

    The rules set forth above also will generally apply to Notes having maturities of not more than one year from the date of issuance ("Short-Term Notes"), but with certain modifications.

    First, none of the interest on a Short-Term Note is treated as qualified stated interest but instead is treated as part of the Short-Term Note's stated redemption price at maturity, thereby giving rise to OID. Thus, all Short-Term Notes will be OID Notes. OID will be treated as accruing on a Short-Term Note ratably or, at the election of a United States holder, under a constant yield method.

    Second, a United States holder of a Short-Term Note that uses the cash method of tax accounting will generally not be required to include OID in respect of the Short-Term Note in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the Note as ordinary income to the extent of the holder's accrued OID with respect to the Note. Notwithstanding the foregoing, a United States holder of a Short-Term Note using the cash method of tax accounting may elect to accrue OID into income on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A United States holder using the accrual method of tax accounting generally will be required to include OID on a Short-Term Note in income on a current basis.

    Third, any United States holder of a Short-Term Note (whether using the cash or accrual method of tax accounting) can elect to accrue the "acquisition discount," if any, with respect to the Note on a current basis. If such an election is made, the OID rules will not apply to the Note. Acquisition discount is the excess of the Note's stated redemption price at maturity over the holder's purchase price for the Note. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, if available, under a constant-yield method based on daily compounding.

    As described above, certain of the Notes may be subject to special redemption features. These features may affect the determination of whether a Note has a maturity of not more than one year and thus is a Short-Term Note. Purchasers of Notes with such features should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such features.

    INFORMATION REPORTING AND BACKUP WITHHOLDING

    The Trustee will be required to file information returns with the IRS with respect to payments made to certain United States holders of Notes. In addition, certain United States holders may be subject to a 31 percent backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the Trustee, or if other conditions are met.

NON-UNITED STATES HOLDERS

    PAYMENTS OF INTEREST

    Interest (including OID) paid by the Company to Non-United States holders will not be subject to United States federal income or withholding tax if the requirements of section 871(b) or 881(c) of the Code are satisfied as described below under the heading "Owner's Statement Requirement," and provided that (i) such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,
(ii) such holder is not a controlled foreign corporation that is related to the Company through stock ownership, a foreign tax-exempt organization or foreign private foundation for United States federal income tax purposes, and (iii) the interest is not "contingent interest". Notwithstanding the above, a Non-United States holder that is engaged in the conduct of a United States trade or business will be subject to (i) United States federal income tax on interest that is effectively connected with the conduct of such trade or business and
(ii) if the Non-United States holder is a corporation, a United States branch profits tax equal to 30% of its "effectively connected earnings and profits" as adjusted for the taxable year, unless the holder qualifies for an exemption from such tax or a lower tax rate under an applicable treaty.

    GAIN ON DISPOSITION

    A Non-United States holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption, or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States holder or (ii) in the case of a Non-United States holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days during the taxable year and certain other requirements are met. Any such gain that is effectively connected with the conduct of a United States trade or business by a Non-United States holder will be subject to United States federal income tax on a net income basis in the same manner as if such holder were a United States holder and, if such Non-United States holder is a corporation, such gain may also be subject to the 30% United States branch profits tax described above.

    FEDERAL ESTATE TAXES

    A Note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death, provided that (i) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and (ii) the interest accrued on the Note was not effectively connected with the conduct of a United States trade or business.

    OWNER'S STATEMENT REQUIREMENT

    Sections 871(h) and 881(c) of the Code require that either the beneficial owner of a Note or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that holds a Note on behalf of such owner file a statement with the Company or its agent to the effect that the beneficial owner is not a United States holder in order to avoid withholding of United States federal income tax. Under current regulations, this requirement will be satisfied if the Company or its agent receives (i) a statement (an "Owner's Statement") from the beneficial owner of a Note in which such holder certifies, under penalties of perjury, that such holder is not a United States holder and provides such holder's name and address or (ii) a statement from the Financial Institution holding the Note on behalf of the beneficial owner in which the Financial Institution certifies, under penalties of perjury, that it has received the Owner's Statement together with a copy of the Owner's Statement. The beneficial owner must inform the Company or its agent (or, in the case of a statement described in clause (ii) of the immediately proceeding sentence, the Financial Institution) within 30 days of any change in information on the Owner's Statement. The foregoing certifications may be made on Internal Revenue Service Form W-8.

    BACKUP WITHHOLDING AND INFORMATION REPORTING

    Current United States federal income tax law provides that in the case of payments of interest to Non-United States holders, the 31% backup withholding tax will not apply to payments made outside the United States by the Company or a paying agent on a Note if an Owner's Statement is received or an exemption has otherwise been established; provided in each case that the Company or the paying agent, as the case may be, does not have actual knowledge that the payee is a United States holder.

    Under current Treasury Regulations, payments of the proceeds of the sale of a Note to or through a foreign office of a "broker" will not be subject to backup withholding but will be subject to information reporting if the broker is a United States holder, a controlled foreign corporation for United States federal income tax purposes, or a foreign holder 50% or more of its gross income is from a United States trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the holder is not a United States holder and certain conditions are met or the holder otherwise establishes an exemption. Payment of the proceeds of a sale to or through the United States office of a broker is subject to backup withholding and information reporting unless the holder certifies its non-United States status under penalties of perjury or otherwise establishes an exemption.

    Recently, the Treasury Department has promulgated final regulations (the "Final Regulations") regarding withholding and information reporting rules discussed above. In general, the Final Regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Under the Final Regulations, special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The Final Regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules.

ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

    Qualification as a REIT involves the application of highly technical and complex provisions of the Code for which there are only limited judicial and administrative interpretations, and the determination of various factual matters and circumstances not entirely within the control of the Company. No assurance can be given that the Company is or will remain qualified as a REIT. In addition, changes in the tax law applicable to REITs could adversely affect the ability of the Company to operate as a REIT, and no assurance can be given that any such changes in the tax law will not affect the Company's qualification as a REIT or the federal income tax consequences of such qualification.

    The Company intends to continue to operate in a manner so as to qualify as a REIT under the Code. However, if in any taxable year, the Company failed to qualify as a REIT (a "Disqualified Corporation"), the Disqualified Corporation would not be allowed a deduction for dividends paid to its shareholders in computing its taxable income and would be subject to federal income taxation (and possibly additional state and local taxes) at corporate rates (including any applicable alternative minimum tax). As a result of the additional tax liability, the Disqualified Corporation might need to borrow funds or liquidate investments on terms that could be disadvantageous in order to pay the tax. In addition, a Disqualified Corporation would not be required to make dividend distributions under the Code. Unless entitled to relief under certain statutory provisions, the Disqualified Corporation would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. Although the Company currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations or other events could cause the Company to fail to qualify as a REIT or could cause the Company's Board of Directors, as the case may be, to revoke its REIT election.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

    Under the terms of a Distribution Agreement by and between the Company, Lehman Brothers Inc., First Chicago Capital Markets, Inc. and NationsBanc Montgomery Securities LLC (collectively the "Agents") dated as of October 23, 1998 (the "Distribution Agreement"), the Notes are being and will in the future be offered from time to time for sale by the Company to or through the Agents. The Agents, individually or in a syndicate, may purchase Notes, as principal, from the Company from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent(s), or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. If agreed to by the Company and an Agent, such Agent may also utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement.

    The Company will pay a commission to an Agent, ranging from 0.125% to 0.750% of the principal amount of each Note, depending upon its stated maturity, sold through such Agent as an agent of the Company. We will receive from 99.875% to 99.250% of the principal amount of each Note, before deducting estimated expenses of approximately $225,000 payable by the Company. Commissions with respect to Notes with stated maturities in excess of 30 years that are sold through an Agent as an agent of the Company will be negotiated between the Company and such Agent at the time of such sale.

    Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. An Agent may sell Notes it has purchased from the Company as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with such purchase. Such Agent may allow, and such dealers may reallow, a discount to certain other dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

    The Notes may also be sold by the Company directly to investors (other than broker-dealers) in those jurisdictions in which the Company is permitted to do so. No commission will be paid on Notes sold directly by the Company.

    The Company may also accept (but not solicit) offers to purchase Notes from time to time through one or more additional agents or dealers, acting either as agent or principal, on substantially the same terms as those applicable to sales of Notes to or through the Agents pursuant to the Distribution Agreement. In any such events, the names of the other agents or principals will be set forth in the applicable Pricing Supplement. Any such additional agent shall, with respect to such Notes, be deemed to be included in all references to an "Agent" or the "Agents" hereunder.

    The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly with the Company or through either of the Agents). Each of the Agents will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes.

    Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in the Specified Currency in the City of New York on the date of settlement. See "Description of Notes-- General."

    Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Agents may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

    The Agents, as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company and certain of its affiliates have agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities (including liabilities under the Securities Act). The Company has agreed to reimburse the Agents for certain other expenses.

    The Agents may sell to or through dealers who may resell to investors, and the Agents may pay all or part of their discount or commission to such dealers. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act.

    The Agents have, from time to time, provided, and may continue to provide in the future, various investing banking, commercial banking and/or financial advisory services to the Company and certain of its affiliates, for which certain customary compensation has been, and will be, received. The Company has a $150 million unsecured credit facility under which Lehman Brothers Holdings Inc., an affiliate of Lehman Brothers Inc. (an Agent of this Offering), and The First National Bank of Chicago, an affiliate of First Chicago Capital Markets, Inc. (an Agent of this Offering), are the co-lead lenders and NationsBank, N.A., an affiliate of NationsBanc Montgomery Securities, LLC (an Agent of this Offering), is a participating lender. The Company may use all or a portion of the net proceeds to the Company from the sale of the Notes offered hereby to reduce amounts outstanding under this unsecured credit facility. In the event that a default occurs under the aforementioned unsecured credit facility, Lehman Brothers Holdings Inc., The First National Bank of Chicago, NationsBank, N.A. and the other lenders thereunder have the right to pursue various remedies which may be to the disadvantage of the holders of the Notes.

    In connection with certain types of offers and sales of the Notes, the rules of the Securities and Exchange Commission permit the Agents to engage in certain transactions that stabilize the price of the Notes. Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes, the purchase of Notes to cover syndicate short positions and the imposition of a penalty bid. If the Agents create a short position in the Notes in connection with this offering (i.e., if it sells more Notes than are set forth in the applicable Pricing Supplement), the Agents may reduce that short position by purchasing Notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

    Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Company nor any of the Agents makes any representation that anyone will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

    The legality of the Notes offered hereby will be passed upon for the Company by Ungaretti & Harris. Certain legal matters will be passed upon for the Agents by Skadden, Arps, Slate, Meagher & Flom LLP. The opinions of Ungaretti & Harris and Skadden, Arps, Slate, Meagher & Flom LLP will be based upon, and subject to, certain assumptions as to future actions required to be taken in connection with the issuance and sale of the Notes and as to other events that may affect the validity of the Notes but that cannot be ascertained on the date of such opinions.

PROSPECTUS

                                  $500,000,000

                          CENTERPOINT PROPERTIES TRUST

     DEBT SECURITIES, COMMON SHARES, PREFERRED SHARES, SECURITIES WARRANTS
                                ----------------

    CenterPoint Properties Trust (the "Company") may from time to time offer in one or more series its (i) senior debt securities ("Senior Debt Securities"),
(ii) subordinated debt securities ("Subordinated Debt Securities") (Senior Debt Securities and Subordinated Debt Securities being collectively referred to herein as "Debt Securities"), (iii) common shares of beneficial interest, $.001 par value per share ("Common Shares"), (iv) preferred shares of beneficial interest, par value $.001 per share ("Preferred Shares"), and (v) warrants exercisable for Debt Securities, Common Shares or Preferred Shares ("Securities Warrants"), in amounts, at prices and on terms to be determined at the time of offering. The Senior Debt Securities, Subordinated Debt Securities, Common Shares, Preferred Shares and Securities Warrants (collectively referred to herein as the "Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms to be described in one or more supplements to this Prospectus (a "Prospectus Supplement").

    The aggregate public offering price for Securities offered by the Company will be up to $500,000,000 (or the equivalent based on the applicable exchange rate at the time of the offering).

    The specific terms of the Securities with respect to which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, any terms for redemption at the option of the Company or repayment at the option of the holder, any terms for any sinking fund payment, covenants and any initial public offering price; (ii) in the case of Common Shares, any initial public offering price; (iii) in the case of Preferred Shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; and (iv) in the case of Securities Warrants, the specific title and aggregate number, the issue price and the exercise price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for U.S. federal income tax purposes.

    The applicable Prospectus Supplement also will contain information, where applicable, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

    The Securities may be offered directly by the Company, through agents designated from time to time by the Company, or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

    SEE "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS FOR CERTAIN FACTORS AND MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF THE SECURITIES.

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
            OF THIS PROSPECTUS. ANY REPRESENTATION TO        THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
      ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
                                       CONTRARY IS UNLAWFUL.

April 13, 1998

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and other applicable legal or New York Stock Exchange, Inc. ("NYSE") requirements, pursuant to which the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company under the Exchange Act may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza Office Building, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York 10048 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511, and at the NYSE, 20 Broad Street, New York, New York 10005. Electronic filings made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).

    The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the Securities offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities, reference is made to the Registration Statement, which may be inspected and copied in the manner and at the sources described above.

    Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

    2. The Company's Current Report on Form 8-K/A No. 1 filed with the Commission on February 27, 1998;

    3. The Company's Current Report on Form 8-K filed with the Commission on March 27, 1998;

    4. The Company's Current Report on Form 8-K filed with the Commission on April 3, 1998; and

    5. The description of the Company's Common Shares set forth in the Company's Pre-Effective Amendment No. 1 to Form S-4 registration statement filed with the Commission on August 28, 1997 (File No. 333-33515).

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of all Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

    The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated herein by reference (excluding exhibits to such information unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such information should be directed to CenterPoint Properties Trust, 401 North Michigan, 30th Floor, Chicago, Illinois 60611; Attention: Paul S. Fisher, Secretary; telephone (312) 346-5600.

                                  THE COMPANY

    The Company is a self administered and self managed real estate investment trust focused on the acquisition, development, redevelopment, management and ownership of warehouse/industrial property located in Greater Chicago (defined as the area within a 150-mile radius of Chicago, including Milwaukee, Wisconsin and South Bend, Indiana). The Company has elected and qualified for REIT status since January 1, 1994. See "Federal Income Tax Considerations Relating to the Company's REIT status-- Qualification as a REIT; Opinion of Counsel."

    The Company, a Maryland real estate investment trust, was founded in 1984 and completed its initial public offering of securities in December 1993 (the "IPO"). Between completion of the IPO and December 31, 1997, the Company has increased the size of its warehouse/industrial portfolio by 16.9 million square feet or 325% by acquiring (net of dispositions) 60 fully-leased warehouse/industrial properties. On October 15, 1997, the Company completed a corporate reorganization pursuant to which the Company was converted from a Maryland corporation to a Maryland real estate investment trust.

    As of December 31, 1997, the Company's investment and management portfolio consisted of 95 warehouse/industrial properties containing approximately 22.1 million square feet. Based on published statistics regarding square feet of space owned and managed by other firms and publicly available information filed with the Commission, as well as its knowledge and experience in the market, the Company believes it is the largest owner and operator of warehouse/industrial property in Greater Chicago. The Company also owns and manages three retail properties, one parking lot and one apartment property, holds mortgages on two warehouse/industrial properties, and is developing eight build-to-suit projects. As of December 31, 1997, the Company's properties were 97% leased, excluding properties which are currently being redeveloped and not leasable, with the warehouse/industrial properties occupied by 178 tenants in diverse industries. No tenant accounts for more than 5% of the Company's total revenues. Substantially all of the Company's properties have been constructed or renovated during the past ten years.

    The Company believes that Greater Chicago offers significant opportunities for investment in and ownership of warehouse/industrial property. Greater Chicago, due to its central location and extensive air, roadway, rail, and water transportation infrastructure, supports a diverse industrial and service industry base. Based on published statistics regarding square feet of space owned and managed by other firms and publicly available information filed with the Securities and Exchange Commission, as well as its knowledge and experience in the market, the Company believes it is the largest owner and operator of warehouse/ industrial property in Greater Chicago.

    The Company believes that investment in warehouse/industrial property offers attractive returns and stable cash flow. Published statistics indicate that total returns from warehouse/industrial properties have been among the highest of any commercial property type in each of the past 15 years. The Company believes that cash flow from warehouse/industrial property investments is generally more predictable than cash flow from other property types because: (i) relatively short construction periods discourage speculative building; (ii) lower capital expenditures are required to sustain rental income due to the adaptable character of warehouse/industrial property; and (iii) tenant renewal rates are higher due to the significant cost and disruption to tenant operations resulting from relocations. Moreover, leases for warehouse/ industrial properties provide generally for rent growth through contractual rent increases or rents tied to certain indices such as the Consumer Price Index and are generally structured as net leases, providing for the pass through to tenants of all operating and real estate tax expenses.

    The Company's objective is to maximize stockholder value by pursuing a growth strategy consisting of (i) intensive management of the Company's existing properties and (ii) the acquisition of existing leased properties, build-to-suit projects and properties suitable for redevelopment.

    The Company's principal executive office is located at 401 North Michigan Avenue, 30th Floor, Chicago, Illinois 60611, and its telephone number is (312) 346-5600.

                                  RISK FACTORS

    Prospective investors should carefully consider, among other factors, the matters described below.

LIMITED GEOGRAPHICAL AND PROPERTY-TYPE DIVERSIFICATION

    All of the Company's properties are located in Greater Chicago, and substantially all of the Company's properties are warehouse/industrial properties. While the Company believes that its focus on this geographical area and property type is an advantage, the Company's performance and its ability to make distributions to stockholders could be adversely affected by unfavorable economic and/or warehouse/ industrial real estate conditions in Greater Chicago.

RISKS OF DEBT FINANCING

    The Company is subject to the risks normally associated with the incurrence of debt financing, including the risks that (i) the Company will be unable to meet required payments of principal and interest, (ii) existing indebtedness will not be able to be refinanced or, if refinanced, the terms of such refinancing will not be as favorable as the original terms of such indebtedness and (iii) necessary capital expenditures for such purposes as renovations and other improvements will not be able to be financed or, if financed, will not be able to be financed on terms favorable to the Company. If a property is mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the property could be foreclosed upon by the mortgagee with a consequent loss of income and asset value to the Company.

    The Company intends to continue its policy of maintaining a ratio of debt to total market capitalization of the Company of less than 50%. However, the Declaration of Trust does not contain any limitations on the ratio of debt to total market capitalization. Accordingly, the Board of Trustees could alter or eliminate the current limitation on borrowing without the approval of the Company's shareholders. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's Funds from Operations and its ability to make expected distributions to shareholders, as well as increase the risk of default on the Company's other indebtedness and any borrowings incurred under the Company's lines of credit.

    Certain of the Company's debt now provides, and may in the future provide, for variable interest rates. To the extent that the Company has variable interest rate debt, the Company is exposed to the risk of interest rate fluctuations and, consequently, an increase in interest expense. An increase in interest expense could have a material adverse impact on the Company's operations.

LIMITATION ON OWNERSHIP OF SHARES

    In order for the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of the Company's outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). Due to this limitation on the concentration of ownership of shares of beneficial interest in a REIT, ownership of more than 9.8% of the value of the outstanding shares of beneficial interest by any single shareholder has been restricted in the Declaration of Trust, with the exception of the ownership of the Common Shares by the Company's former parent company, CRP-London.

    In connection with the limitation described in the preceding paragraph, shares held by certain domestic pension trusts are treated as held by the beneficiaries of such trusts. The Company does not intend to rely on this rule to maintain compliance with such limitation. Under the Declaration of Trust, domestic pension funds are subject to the restriction on ownership of more than 9.8% of the value of the outstanding shares of beneficial interest.

    These ownership limits, as well as the ability of the Company to issue additional Common Shares and Preferred Shares, may discourage a change of control of the Company and may also (i) deter tender offers for the Common Shares, which offers may be advantageous to shareholders, and
(ii) limit the opportunity for shareholders to receive a premium over then prevailing market prices for their Common Shares that might otherwise exist if an investor were attempting to assemble a block of Common Shares or otherwise effect a change of control of the Company. See "Description of Shares of Beneficial Interest--Restrictions on Transfer."

CHANGES IN INVESTMENT AND FINANCING OBJECTIVES

    The investment and financing objectives of the Company, and its objectives with respect to certain other activities, including without limitation, the objective that the Company continue to qualify as a REIT, will be determined by the Board of Trustees. Although the Board of Trustees has no present intention to do so, the Board may revise current objectives of the Company at any time and from time to time in its sole discretion. Accordingly, shareholders will have no direct control over changes in the objectives of the Company.

REAL ESTATE INVESTMENT CONSIDERATIONS

    GENERAL. The business of owning and investing in real estate is highly competitive and is subject to numerous inherent risks, including adverse changes in general or local economic conditions and/or specific industry segments, real estate values, rental rates, interest rates, real estate tax rates and other operating expenses, the possibility of competitive overbuilding and of the Company's inability to obtain or maintain high levels of occupancy in the Company's properties, tenant defaults, unfavorable changes in governmental rules and fiscal policies (including rent control legislation), acts of God and other factors which are beyond the control of the Company. In addition to affecting the profitability of operations, these and other factors could impact the marketability of the Company's properties.

    In addition to the general risks of ownership and investment in real property, the Company will be subject to other risks in connection with the leasing, redevelopment and improvement of properties, such as the risk that the properties may operate at a cash deficit during the redevelopment and/or lease-up period, and the risk of a contractor's inability to control costs and to conform to plans, specifications and timetables, which may in turn be affected by strikes, weather, government regulations and other conditions beyond the contractor's control. The benefits anticipated from such transactions, therefore, may be reduced or may not materialize. The Company may in the future acquire properties in need of additional leasing activity, rehabilitation or improvement.

    COMPETITION. All of the Company's existing properties are, and all of the properties that it may acquire in the future are expected to be, located in areas that include numerous other warehouse/ industrial, retail or apartment properties, many of which may be deemed to be more suitable to any potential tenant. The resulting competition could have a material adverse effect on the Company's ability to lease its properties and to increase the rentals charged on existing leases.

    ENVIRONMENTAL MATTERS. All of the Company's existing properties have been, and all properties the Company may acquire in the future will be, subjected to a Phase I or similar environmental assessment. The purpose of a Phase I environmental assessment is to determine if past and present uses of a property indicate the potential for soil or groundwater contamination or if other environmental conditions might affect the value of or future uses of the property. Phase I environmental assessments generally include the following: visual inspection of environmental conditions at and around the property; review of available land use records; interviews with the property representatives; examination of information from environmental agencies; and a walk through survey for suspected asbestos containing or other toxic materials. These environmental assessments have not revealed any environmental condition with respect to any of the Company's existing properties that the Company believes could have a material adverse effect upon the business or assets of the Company. However, no assurance can be given that environmental assessments have revealed or will reveal all potentially negative environmental conditions that may exist.

    Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate is potentially liable to governmental entities or third parties for property damage and the costs of investigation, removal or remediation of contamination caused by certain hazardous or toxic substances on or in such property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remove such substances or remediate any contamination caused thereby, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal of hazardous substances at a treatment, storage or disposal facility may be liable for the cost of removal or remediation of such substances at such treatment, storage or disposal facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury associated with such materials. In connection with the ownership, operation, management and development of properties, the Company may be considered the owner or operator of such properties or as having arranged for the disposal of hazardous or toxic substances and, therefore, may be potentially liable for removal or remediation costs, as well as certain other related costs, including governmental fines and damages for injuries to persons and properties.

    UNINSURED LOSS. The Company maintains comprehensive liability, fire, flood (where appropriate), extended coverage and rental loss insurance with respect to its properties, with limits and deductibles customary in the industry. Certain types of losses, however, may be either uninsurable or not economically insurable, such as those due to earthquakes, riots or acts of war. Should an uninsured loss occur, the Company could lose both its investment in and anticipated profits and cash flow from a property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss could adversely affect the Company.

    COST OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Existing warehouse/industrial properties generally are exempt from the provisions of ADA but may be subject to provisions requiring that buildings be made accessible to people with disabilities. Compliance with the ADA could require removal of access barriers, and non-compliance could result in the imposition of fines by the federal government or an award of damages to private litigants. While the amounts of such compliance costs, if any, are not currently ascertainable, they are not expected to have an adverse effect on the Company.

CERTAIN RISKS RELATED TO REIT STATUS AND STRUCTURE

    TAXATION AS A CORPORATION. The Company has elected and qualified for REIT status since January 1, 1994. Although the Company believes that it has operated in such a manner as to qualify as a REIT, no assurance can be given that the Company will remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Company's control.

    If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which disqualification occurred. This treatment would reduce the net earnings of the Company available for investment or distribution to shareholders because of the additional tax liability to the Company for the years involved. In addition, distributions to shareholders would no longer be required to be made.

    LACK OF CONTROL OF CERTAIN SUBSIDIARY CORPORATIONS. The Company expects to derive income from certain activities (such as management of properties owned by third parties) in excess of amounts the Company could earn directly or through an entity controlled by the Company without jeopardizing its REIT status. Accordingly, the Company owns a small percentage of the voting stock of corporations carrying on such activities, and the Company has limited ability to influence the day-to-day management of such corporations, even though the Company owns stock representing most of the economic interest in such corporations.

    OTHER TAX LIABILITIES. Even as a REIT, the Company will be subject to certain federal, state and local taxes on its income and property.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable Prospectus Supplement, the Company intends to invest the net proceeds of any sale of Securities for general business purposes, including the development, redevelopment and acquisition of additional properties and repayment of outstanding debt.

                                 CERTAIN RATIOS

    The Company's ratios of earnings to fixed charges for the years ended December 31, 1997, 1996, 1995 and 1994 were 3.27, 2.33, 1.63 and 1.19, respectively. The ratio of earnings to fixed charges for the year ended December 31, 1993 was less than one-to-one.

    The ratio of earnings to fixed charges means the ratio of pretax income from continuing operations (with certain adjustments) to the total of: (i) interest,
(ii) amortization of debt expense and (iii) such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular case.

    The Company issued 2,272,727 shares of Series A Preferred Stock in September, 1995, which was converted into 2,272,727 shares of Class B Common Stock in May, 1996, and issued 3,000,000 8.48% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest in November, 1997. The Company's ratios of earnings to combined fixed charges and Preferred Share dividends for the years ended December 31, 1997, 1996 and 1995 were 3.04, 2.15 and 1.51. The Company had not issued any Preferred Stock prior to 1995; therefore, the ratios of earnings to combined fixed charges and Preferred Stock dividends for years prior to 1995 are unchanged from the ratios of earnings to fixed charges for such years as set forth above.

                         DESCRIPTION OF DEBT SECURITIES

    The following description sets forth certain general terms and provisions of the Debt Securities to which this Prospectus and any applicable Prospectus Supplement may relate. The particular terms of the Debt Securities being offered and the extent to which such general provisions may apply will be set forth in the applicable Indenture or in one or more indentures supplemental thereto and described in a Prospectus Supplement relating to such Debt Securities.

    The Senior Debt Securities will be issued under an Indenture, as amended or supplemented from time to time (the "Senior Indenture"), between the Company and a trustee to be selected by the Company (the "Senior Trustee"), and the Subordinated Debt Securities will be issued under an Indenture, as amended and supplemented from time to time (the "Subordinated Indenture"), between the Company and a trustee to be selected by the Company (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are each referred to herein individually as an "Indenture," and they are together referred to herein as the "Indentures;" the Senior Trustee and the Subordinated Trustee are each referred to herein individually as a "Trustee," and they are together referred to herein as the "Trustees." Forms of the Senior Indenture and of the Subordinated Indenture have been filed as exhibits to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate office of the Senior Trustee and Subordinated Trustee, respectively, or as described above under "Available Information." The Indentures will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The Company will execute the applicable Indenture when and if the Company issues Debt Securities. The statements made hereunder relating to the Indentures and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities. Unless otherwise indicated, all Section references appearing herein are to Sections of the Indentures and capitalized terms used but not otherwise defined herein will have the meanings set forth in the Indentures.

PROVISIONS APPLICABLE TO SENIOR DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES

    GENERAL. The Debt Securities will be direct, unsecured obligations of the Company and may be either Senior Debt Securities or Subordinated Debt Securities.

    The indebtedness represented by the Senior Debt Securities will rank pari passu with other Senior Debt (as defined under "Provisions Applicable Solely to Subordinated Debt Securities--General") of the Company that may be outstanding from time to time. The payment of principal of (and premium, if any) and interest on indebtedness represented by Subordinated Debt Securities will be subordinated, to the extent and in the manner provided in the Subordinated Indenture, in right of payment to the prior payment in full of the Senior Debt of the Company, including the Senior Debt Securities, as described under the heading "Provisions Applicable Solely to Subordinated Debt Securities--Subordination."

    Each Indenture will provide that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trustees of the Company or as established in the applicable Indenture or as may be established in one or more indentures supplemental thereto. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301).

    Each Indenture will provide that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee will be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee thereunder, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

    The Prospectus Supplement relating to any series of Debt Securities being offered will contain the specific terms thereof, including, without limitation:

    (1) the title of such Debt Securities;

    (2) the classification of such Debt Securities as Senior Debt Securities or Subordinated Debt Securities;

    (3) The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

    (4) The percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

    (5) If convertible in whole or in part into Common Shares or Preferred Shares, the terms on which such Debt Securities are convertible, including the initial conversion price or rate (or method for determining the same), the portion that is convertible and the conversion period, and any applicable limitations on the ownership or transferability of the Common Shares or Preferred Shares receivable on conversion;

    (6) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

    (7) The rate or rates (which may be fixed or variable), or the method by which such rate or rates will be determined, at which such Debt Securities will bear interest, if any;

    (8) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such dates will be determined, the person to whom such interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

    (9) The place or places where the principal of (and premium or Make-Whole Amount, if any) and interest and Additional Amounts, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

   (10) The period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Company, if the Company is to have such an option;

   (11) The obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date and dates on which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

   (12) If other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

   (13) Whether the amount of payments of principal of (and premium or Make-Whole Amount, if any) or interest and Additional Amounts, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts will be determined;

   (14) Any additions to, modifications of or deletions from the terms of such Debt Securities with respect to Events of Default or covenants set forth in the applicable Indenture;

   (15) Whether such Debt Securities will be issued in certificated or book-entry form;

   (16) Whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

   (17) The applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the applicable Indenture;

   (18) If such Debt Securities are to be issued upon the exercise of Warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

   (19) Whether and under what circumstances the Company will pay any Additional Amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment; and

   (20) Any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture (Section 301).

    The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

    The Indentures will not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. Restrictions on ownership and transfers of the Company's Common Shares and Preferred Shares are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Shares of Beneficial Interest--Restrictions on Transfer" and "Risk Factors--Limitation on Ownership of Shares." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

    DENOMINATION, INTEREST, REGISTRATION AND TRANSFER. Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

    Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest and Additional Amounts, if any, on any series of Debt Securities will be payable at the corporate trust office of the applicable Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 305, 306, 307 and
1002).

    Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the applicable Trustee, notice whereof will be given to the Holder of such Debt Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture (Section 307).

    Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee. Every Debt Security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

    Neither the Company nor any Trustee will be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; (iii) exchange any Bearer Security so selected for redemption, except to exchange such Bearer Security for a Registered Security of that series of like tenor when immediately surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305).

    MERGER, CONSOLIDATION OR SALE. The Company will be permitted to consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (a) either the Company will be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which has received the transfer of such assets will expressly assume payment of the principal of (and premium or Make-Whole Amount, if any) and interest and Additional Amounts, if any, on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, has occurred and be continuing; and
(c) an officer's certificate and legal opinion covering such conditions will be delivered to each Trustee (Sections 801 and 803).

    CERTAIN COVENANTS.

    Existence. Except as described above under "Merger, Consolidation or Sale," the Company will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Company will not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1006).

    Maintenance of Properties. The Company will be required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, the Company and its Subsidiaries will not be prevented from selling or otherwise disposing for value its properties in the ordinary course of business (Section 1007).

    Insurance. The Company will be required to, and will be required to cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurers and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service (Section 1008).

    Payment of Taxes and Other Claims. The Company will be required to pay or discharge or cause to be paid or discharged, before the same becomes delinquent,
(i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) for which the Company has set apart and maintains an adequate reserve (Section 1009).

    Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents (the "Financial Information") which the Company would have been required to file with the Commission pursuant to such Sections 13 or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports and (ii) file with the Trustees copies of the Financial Information, and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1010).

    ADDITIONAL COVENANTS AND/OR MODIFICATIONS TO THE COVENANTS DESCRIBED
ABOVE. Any additional covenants of the Company and/or modifications to the covenants described above with respect to any Debt Securities or series thereof, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable Indenture or an indenture supplemental thereto and described in the Prospectus Supplement relating thereto.

    EVENTS OF DEFAULT, NOTICE AND WAIVER. Each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (ii) default in the payment of principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series at its Maturity; (iii) default in making any sinking fund payment as required for any Debt Security of such series; (iv) default in the performance or breach of any other covenant or warranty of the Company contained in the applicable Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), that continues for 60 days after written notice as provided in the applicable Indenture; (v) default in the payment of an aggregate principal amount exceeding $10,000,000 of any indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within a specified period of time; (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or either of its property; and (vii) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501). The term "Significant Subsidiary" will mean each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company.

    If an Event of Default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the Holders of not less than 25% of the principal amount of the Outstanding Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under any Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Company has deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (b) all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in such Indenture (Section
502). Each Indenture also will provide that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

    Each Trustee will be required to give notice to the Holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default has been cured or waived; provided, however, that such Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if Responsible Officers of such Trustee consider such withholding to be in the interest of such Holders (Section 601).

    Each Indenture will provide that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the cases of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section
507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest on, and any Additional Amounts in respect of such Debt Securities at the respective due dates thereof (Section 508).

    Subject to provisions in each Indenture relating to its duties in case of default, no Trustee will be under any obligation to exercise any of its rights or powers under an Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under such Indenture, unless such Holders have offered to the Trustee thereunder reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under an Indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

    Within 120 days after the close of each fiscal year, the Company will be required to deliver to each Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof (Section 1011).

    MODIFICATION OF THE INDENTURES. Modifications and amendments of an Indenture will be permitted to be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby,
(a) change the stated maturity of the principal of, or any installment of interest (or premium or Make-Whole Amount, if any) on, any such Debt Security;
(b) reduce the principal amount of, or the rate or amount of interest on or any Additional Amounts payable in respect thereof, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security;
(c) change the place of payment, or the coin or currency, for payment of principal or premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; (f) if Subordinated Debt Securities, modify any of the provisions of the Subordinated Indenture relating to the subordination of such Subordinated Debt Securities in a manner adverse to the Holders thereof; or (g) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).

    The Holders of not less than a majority in principal amount of Outstanding Debt Securities of each series affected thereby will have the right to waive compliance by the Company with certain covenants in such Indenture (Section
1013).

    Modifications and amendments of each Indenture will be permitted to be made by the Company and the respective Trustee thereunder without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under such Indenture;
(ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in an Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action will not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of an Indenture, provided that any such change or elimination will become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Shares or Preferred Shares of the Company; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action will not adversely affect the interests of Holders of Debt Securities of any series issued under such Indenture in any material respect; (x) to close either Indenture with respect to the authentication and delivery of additional sums of Debt Securities or to qualify, or maintain qualification of either Indenture under the Trust Indenture Act; or (xi) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action will not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

    Each Indenture will provide that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of any Debt Security denominated in a foreign currency that will be deemed Outstanding will be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that will be deemed Outstanding will be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to Section 301 of the applicable Indenture, and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor will be disregarded (Section 101).

    Each Indenture will contain provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504).

    Notwithstanding the foregoing provisions, each Indenture will provide that if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or the Holders of such series and one or more additional series: (i) there will be no minimum quorum requirement for such meeting, and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture (Section 1504).

    DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE. The Company may be permitted under the applicable Indenture to discharge certain obligations to Holders of any series of Debt Securities issued thereunder that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest and any Additional Amounts to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 401).

    Each Indenture will provide that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series pursuant to
Section 301 of such Indenture, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities, and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to such Debt Securities under certain specified sections of Article Ten of such Indenture as specified in the applicable Prospectus Supplement, whereupon any omission to comply with such obligations will not constitute an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

    Such a trust will only be permitted to be established if, among other things, the Company has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture (Section 1404).

    "Government Obligations" will be defined in the Indentures to mean securities which are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America or such government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the Holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101).

    Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or
(iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in U.S. dollars.

    In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iv) under "Events of Default, Notice and Waiver" with respect to certain specified sections of Article Ten of each Indenture (which sections would no longer be applicable to such Debt Securities as a result of such covenant defeasance) or described in clause (vii) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

    The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

    CONVERSION RIGHTS. The terms and conditions, if any, upon which the Debt Securities are convertible into Common Shares or Preferred Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Shares or Preferred Shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company's REIT status.

    REDEMPTION OF SECURITIES. Each Indenture will provide that the Debt Securities may be redeemed at any time at the option of the Company, in whole or in part, at the Redemption Price, except as may otherwise be provided in connection with any Debt Securities or series thereof (Section 1102).

    From and after notice has been given as provided in the Indentures, if funds for the redemption of any Debt Securities called for redemption have been made available on such redemption date, such Debt Securities will cease to bear interest on the date fixed for such redemption specified in such notice (Section
1105), and the only right of the Holders of the Debt Securities will be to receive payment of the Redemption Price (Section 1106).

    Notice of any optional redemption of any Debt Securities will be given to Holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Debt Securities held by such Holder to be redeemed (Section 1104). With respect to Bearer Securities, notice will be sufficiently given if published in an Authorized Newspaper in the City of New York and in such other city or cities as may be specified in the Debt Securities (Section
106).

    If the Company elects to redeem Debt Securities, it will notify the applicable Trustee at least 45 days prior to the redemption date (or such shorter period as satisfactory to such Trustee) of the aggregate principal amount of Debt Securities to be redeemed and the redemption date (Section 1102). If less than all the Debt Securities are to be redeemed, the applicable Trustee will select the Debt Securities to be redeemed PRO RATA, by lot or in such manner as it deems fair and appropriate (Section 1103).

    GLOBAL SECURITIES. The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depository identified in the applicable Prospectus Supplement relating to such series (Section 201). Global Securities, if any, issued in the United States are expected to be deposited with the Depository Trust Company, as Depository. Global Securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until a Global Security is exchanged in whole or in part for the individual Securities represented thereby, it may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

    The specific terms of the depository arrangement with respect to particular Securities will be described in the Prospectus Supplement relating to such Securities. The Company expects that unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to depository arrangements.

    Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such Securities or by the Company if such Securities are offered directly by the Company. Ownership of beneficial interests in such Global Security will be limited to Participants or person that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Global Security or its nominee (with respect to beneficial interests of participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

    So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes. Except as described below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Securities in definitive form and will not be considered the Owners or Holders thereof.

    Payment with respect to Securities represented by a Global Security registered in the name of a Depository or its nominee (including dividends, with respect to Common Shares, dividends and any redemption payments on Preferred Shares and principal of, any premium or Make-Whole Amount and any interest on, or any Additional Amounts payable with respect to, individual Debt Securities) will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security. None of the Company, any Trustee, any Paying Agent, the Security Registrar or any transfer agent for Securities represented by a Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depository for any Securities or its nominee, upon receipt of any payment with respect to Securities represented by a Global Security will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Security as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name. Such payments will be the responsibility of such Participants.

    If a Depository for any Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Securities in exchange for the Global Security representing such discretion, subject to any limitations described in the Prospectus Supplement relating to such Securities, determine not to have any of such Securities represented by one or more Global Securities and in such event will issue individual Securities in exchange for the Global Security or Securities representing such Securities. Individual Debt Securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

    GENERAL. Subordinated Debt Securities will be issued under the Subordinated Indenture and will rank pari passu with certain other subordinated debt of the Company that may be outstanding from time to time and will rank junior to all Senior Debt of the Company, including the Senior Debt Securities, that may be outstanding from time to time. All Section references appearing below are to Sections of the Subordinated Indenture.

    If Subordinated Debt Securities are issued under the Subordinated Indenture, the aggregate principal amount of Senior Debt outstanding as of a recent date will be set forth in the Prospectus Supplement. The Subordinated Indenture will not restrict the amount of Senior Debt that the Company may incur.

    The term "Senior Debt" will be defined in the Subordinated Indenture to mean: (i) the principal of and premium, if any, and interest on indebtedness for borrowed money; (ii) purchase money and similar obligations; (iii) obligations under capital leases; (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for payment of, such indebtedness of others; (v) renewals, extensions and refunding of any such indebtedness; (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and (vii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements, unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described in clauses (i) through
(vii) expressly provides that such indebtedness or obligation is subordinate or junior in right of payment to any other indebtedness or obligations of the Company. As used in the preceding sentence, the term "purchase-money obligations" means indebtedness or obligations evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest but excluding indebtedness or obligations for which recourse is limited to the property purchased) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, but will not include any trade accounts payable (Section 101).

    SUBORDINATION. The payment of the principal of (and premium, if any) and interest on the Subordinated Debt Securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Debt of the Company (Section
1601).

    No Payment or Distribution will be made by the Company, the Trustee or the Paying Agent on account of principal of (or premium, if any) or interest on the Subordinated Debt Securities, whether upon stated maturity, upon redemption or acceleration, or otherwise, or on account of the purchase or other acquisition of Subordinated Debt Securities, whether upon stated maturity, upon redemption or acceleration, or otherwise, if there has occurred and be continuing a default with respect to any Senior Debt permitting the acceleration thereof or with respect to the payment of any Senior Debt and (a) such default is the subject of a judicial proceeding or (b) notice of such default in writing or by telegram has been given to the Company by any holder or holders of any Senior Debt, unless and until the Company has received written notice from such holder or holders that such default or event of default has been cured or waived or has ceased to exist (Section 1602).

    Upon any acceleration of the principal of the Subordinated Debt Securities or any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt will first be paid in full in cash, or payment thereof provided for to the satisfaction of the holders thereof, before any Payment or Distribution is made on account of the redemption price or principal of (and premium, if any) or interest on the Subordinated Debt Securities; and (subject to the power of a court of competent jurisdiction to make other equitable provision, which has been determined by such court to give effect to the rights conferred in Article 16 of the Subordinated Indenture upon the Senior Debt and the holders thereof with respect to the Subordinated Debt Securities or the Holders thereof or the Trustee, by a lawful plan of reorganization or readjustment under applicable law) upon any such dissolution or winding up or liquidation or reorganization, any Payment or Distribution by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Subordinated Debt Securities or the Trustee would be entitled except for the provisions of Article 16 of the Subordinated Indenture, will be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such Payment or Distribution directly to the holders of Senior Debt of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any Payment or

Distribution is made to the Holders of the Subordinated Debt Securities or to the Trustee, except that the Trustee will have a lien for the payment of its fees and expenses (Section 1602).

    In the event that, notwithstanding the foregoing, any Payment or Distribution by the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, will be received by the Trustee or the Holders of the Subordinated Debt Securities before all Senior Debt is paid in full in cash, or provision is made for such payment to the satisfaction of the holders thereof, and if such fact has then been or thereafter is made known to a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such Payment or Distribution will be paid over or delivered to the holders of Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash, after giving effect to any concurrent Payment or Distribution to or for the holders of such Senior Debt, and, until so delivered, the same will be held in trust by any Holder of a Security as the property of the holders of Senior Debt (Section 1602).

    The holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Holders of the Subordinated Debt Securities, without incurring responsibility to the Holders of the Subordinated Debt Securities and without impairing or releasing the obligations of the Holders of the Subordinated Debt Securities hereunder to the holders of Senior Debt: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and/or (iv) exercise or refrain from exercising any rights against the Company and any other Person (Section 1602).

    SUBROGATION. Subject to the payment in full in cash of all amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of all Senior Debt at the time outstanding, the Holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Debt to receive Payments or Distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Subordinated Debt Securities is paid in full; and, for the purposes of such subrogation, no Payments or Distributions to the holders of Senior Debt to which the Holders of the Subordinated Debt Securities or the Trustee would be entitled except for the provisions of Article 16 of the Subordinated Indenture, and no payments other than pursuant to the provisions of
Article 16 of the Subordinated Indenture to the holders of Senior Debt by Holders of the Subordinated Debt Securities or the Trustee, will, as between the Company, the Company's creditors other than holders of Senior Debt, and the Holders of the Subordinated Debt Securities, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of Article 16 of the Subordinated Indenture are and are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Debt Securities, on the one hand, and the holders of Senior Debt, on the other hand (Section 1603).

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

    The following is a summary of the terms of the shares of beneficial interest in the Company. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Declaration of Trust and the By-laws. See "Available Information."

GENERAL

    The Declaration of Trust authorizes the issuance of up to 60,000,000 shares of beneficial interest in the Company, of which 47,727,273 are common shares, par value $.001 per share ("Common Shares"),

2,272,727 are Class B Common Shares, par value $.001 per share ("Class B Common Shares"), and 10,000,000 are shares of Series Preferred Shares, par value $.001 per share ("Preferred Shares") of which 3,000,000 are 8.48% Series A Cumulative Redeemable Preferred Shares ("Series A Preferred Shares"). As of March 25, 1998, there were 16,923,565 Common Shares, 2,272,727 Class B Common Shares and 3,000,000 Series A Preferred Shares issued and outstanding, all of which are fully-paid and non-assessable.

    Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland Real Investment Trust Law") and the Company's Declaration of Trust provide that no shareholder shall be personally liable for any obligation of the Company. However, with respect to tort claims, claims for taxes and certain statutory liabilities, shareholders may, in some jurisdictions, be personally liable to the extent such claims are not satisfied by the Company. Because the Company has public liability insurance in amounts that it considers adequate, any risk of personal liability to shareholders would be limited to situations in which the Company's assets, together with its insurance coverage, would be insufficient to satisfy the claims against the Company and its shareholders.

COMMON SHARES

    Holders of Common Shares are entitled to receive dividends when and as declared by the Board of Trustees out of funds legally available therefor after payment of any preferential dividends to the holders of any series of Preferred Shares that may then be issued and outstanding. Upon any liquidation, dissolution or winding up of the Company, holders of Common Shares are entitled to receive ratably any assets remaining after payment in full of all liabilities of the Company and any preferential payments to the holders of Preferred Shares. The holders of Common Shares are entitled to one vote per share on all matters voted on by shareholders, including elections of trustees, and, except as otherwise required by law with respect to class voting rights, or as granted to the holders of Class B Common Shares, or provided in any resolution adopted by the Board of Trustees with respect to any series of Preferred Shares establishing the powers, designations, preferences and relative, participating, optional or other special rights of such series, the holders of Common Shares possess all voting powers. Holders of Common Shares do not possess preemptive rights to subscribe for additional securities of the Company or the right to cumulate their shares in the election of trustees or in any other matter. All Common Shares offered by the Company will be, and all issued and outstanding Common Shares are, fully paid and non-assessable.

    The current transfer agent and registrar for the Common Shares is First Chicago Trust Company of New York, Jersey City, New Jersey.

PREFERRED SHARES

    GENERAL. Preferred Shares may be issued from time to time, in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board is required to fix for each such series, subject to the provisions of Maryland law and the Declaration of Trust, the powers, designations, preferences and relative, participating, optional or other special rights of such series and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other matters as may be fixed by resolution of the Board of Trustees or a duly authorized committee thereof. The Board could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority of, Common Shares might believe to be in their best interests, or in which holders of some, or a majority of, Common Shares might receive a premium for their Common Shares over the then market price of such shares. The Preferred Shares will, when issued, be fully-paid and non-assessable and will have no preemptive rights.

    The Prospectus Supplement relating to any Preferred Shares offered thereby will contain the specific terms, including:

    (1) The title and stated value of such Preferred Shares;

    (2) The number of such Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

    (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

    (4) The date from which dividends on such Preferred Shares will accumulate, if applicable.

    (5) The procedures for any auction and remarketing, if any, for such Preferred Shares;

    (6) The provision for a sinking fund, if any, for such Preferred Shares;

    (7) The provisions for redemption, if applicable, of such Preferred Shares;

    (8) Any listing of such Preferred Shares on any securities exchange;

    (9) The terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Common Shares of the Company, including the conversion price (or manner of calculation thereof);

   (10) A discussion of federal income tax considerations applicable to such Preferred Shares;

   (11) The relative ranking and preferences of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

   (12) Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

   (13) Any limitations on direct or beneficial ownership and restrictions on transfer of such Preferred Shares, in each case as may be appropriate to preserve the status of the Company as a REIT; and

   (14) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares.

    The Registrar and Transfer Agent for the Preferred Shares will be set forth in the applicable Prospectus Supplement.

    The description of the provisions of the Preferred Shares as will be set forth in the related Prospectus Supplement is only a summary, does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the definitive Articles Supplementary to the Company's Declaration of Trust relating to such series of Preferred Shares. In connection with any offering of Preferred Shares, such Certificate of Amendment will be filed with the Commission as an exhibit or incorporated by reference in the Registration Statement.

    RANK. Unless otherwise specified in the Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Shares of the Company, and to all Equity Shares (defined below) ranking junior to such Preferred Shares; (ii) on a parity with all Equity Shares issued by the Company the terms of which specifically provide that such Equity Shares rank on a parity with the Preferred Shares; and (iii) junior to all Equity Shares issued by the Company the terms of which specifically provide that such Equity Shares rank senior to the Preferred Shares. The term "Equity Shares" includes Common Shares and Preferred Shares and does not include convertible debt securities.

    DIVIDENDS. Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees of the Company, out of assets of the Company legally available for payment, cash dividends at such rates (or method of calculation thereof) and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend will be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as are fixed by the Board of Trustees of the Company.

    Dividends on any series of Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are non-cumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

    If any Preferred Shares of any series are outstanding, no full dividends will be declared or paid or set apart for payment on any Preferred Shares of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon the Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares will be declared pro rata so that the amount of dividends declared per share on Preferred Shares of such series and such other series of Preferred Shares will in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

    Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in Common Shares or other shares of beneficial interest ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distribution upon the Common Shares, or any other shares of beneficial interest in the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor will any Common Shares, or any other shares of beneficial interest of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other shares of beneficial interest of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

    Any dividend payment made on a series of Preferred Shares will first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

    REDEMPTION. If so provided in the applicable Prospectus Supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of the Company, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

    The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of Preferred Shares, if any, that will be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which will not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of shares of beneficial interest in the Company, the terms of such Preferred Shares may provide that if no such shares of beneficial interest have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares will automatically and mandatorily be converted into the applicable shares of beneficial interest in the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

    Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on all shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no Preferred Shares of such series will be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing will not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series. In addition, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on all shares of such series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company will not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for shares of beneficial interest of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

    If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holders (with adjustments to avoid redemption of fractional shares) or in any other manner determined by the Company.

    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice will state: (i) the redemption date; (ii) the number of shares and series of Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption prices;

(v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares will terminate. If fewer than all of the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof will also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been irrevocably set aside by the Company in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, such Preferred Shares will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

    LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment will be made to the holders of any Common Shares or any other class or series of shares of beneficial interest in the Company ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Shares will be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount for the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest in the Company ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

    If liquidating distributions have been made in full to all holders of a series of Preferred Shares, the remaining assets of the Company will be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other trust, corporation or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, will not be deemed to constitute a liquidation, dissolution or winding up of the Company.

    VOTING RIGHTS. Holders of Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

    Unless provided otherwise for any series of Preferred Shares, so long as any Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of each series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to such series of Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest in the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Company's Declaration of Trust, whether by merger, consolidation or otherwise (an "Event"), so as to materially adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Shares remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding Preferred Shares of such series have been redeemed or called for redemption and sufficient funds have been deposited in trust to effect such redemption.

    CONVERSION RIGHTS. The terms and conditions, if any, upon which any series of Preferred Shares is convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Shares.

RESTRICTIONS ON TRANSFER

    For the Company to qualify as a REIT under the Code, Common Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which REIT status is elected) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the issued and outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entitles) during the last half of a taxable year (other than the first year for which REIT status is elected) or during a proportionate part of a shorter taxable year. To ensure compliance with these requirements, the Declaration of Trust contains provisions restricting the ownership and acquisition of shares of beneficial interest in the Company, including any Preferred Shares of the Company.

    The Declaration of Trust, subject to an exception in favor of Capital and Regional Properties, plc ("CRP-London"), provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value (the "Ownership Limit") of the issued and outstanding Common Shares or Preferred Shares (collectively, "Equity Shares"). The constructive ownership rules are complex and may cause Equity Shares owned directly or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the Equity Shares (or the acquisition of an interest in an entity which owns Equity Shares) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of the Equity Shares, and thus subject such Equity Shares to the Ownership Limit. In addition, for these purposes, Common Shares that may be acquired upon conversion or exchange of convertible Debt Securities directly or constructively held by an investor, but not necessarily Common Shares issuable with respect to convertible Debt Securities held by others, will be deemed to be outstanding prior to conversion or exchange, for purposes of determining the percentage of ownership of Equity Shares held by that investor. The Board of Trustees may, upon the receipt of a ruling from the IRS or an opinion of counsel satisfactory to it, waive the Ownership Limit with respect to a given holder if such holder's ownership will not then or in the future jeopardize the Company's status as a REIT.

    Recent tax legislation relaxed the rules concerning ownership of stock in a REIT by certain domestic pension trusts. The Declaration of Trust does not implement this change in the tax law. Under the Declaration of Trust, domestic pension funds are subject to the restriction on ownership of more than 9.8% of the value of the outstanding shares of beneficial interest.

    The Declaration of Trust contains a provision which limits the right of any shareholder to transfer or otherwise dispose of his Equity Shares in a manner which is contrary to the Ownership Limit. If any shareholder purports to transfer his shares to another person and either the transfer would result in the Company failing to qualify as a REIT or such transfer would cause the transferee to hold more than the Ownership Limit, the purported transfer will be null and void and the shareholder will be deemed not to have transferred his shares. Moreover, if any person holds shares in excess of the Ownership Limit ("Excess Shares"), such person will be deemed to hold such Excess Shares that cause such limit to be exceeded solely in trust for the benefit of the Company, and will not receive distributions with respect to such Excess Shares or be entitled to vote such shares. In such event, such person will be deemed to have offered to sell such Excess Shares to the Company for the lesser of the amount paid for such shares or the market price of such shares, which offer the Company can accept for a period of 90 days after the later of (i) the date of the transfer resulting in such excess shares and (ii) the date the Company's Board of Trustees determines that such Excess Shares exist. In its sole discretion, the Company may repurchase such shares for cash.

    Federal income tax regulations require that the Company demand within 30 days after the end of each of its taxable years written statements from shareholders of record holding more than a specified percentage of the Company's shares of beneficial interest, in which the shareholders set out information with respect to their actual and constructive ownership of the Equity Shares and the Debentures. In addition, each shareholder must on demand disclose to the Company in writing such additional information as the Company may request in order to determine the effect of such shareholder's direct, indirect and constructive ownership of such shares on the Company's status as a REIT.

    All certificates representing Common Shares and/or Preferred Shares will bear a legend referring to the restrictions on transfer described above.

    These ownership limitations could have the effect of discouraging a takeover or other transactions in which holders of some, or a majority, of Equity Shares might receive a premium for their shares over the prevailing market price or which such holders might believe to be otherwise in their best interest.

                       DESCRIPTION OF SECURITIES WARRANTS

    The Company may issue Securities Warrants for the purchase of Debt Securities, Preferred Shares or Common Shares. Securities Warrants may be issued independently or together with any other Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Securities Warrants will be issued under a separate warrant agreement (each a "Securities Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Securities Warrants. The following summaries of certain provisions of the Securities Warrant Agreement and the Securities Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Securities Warrant Agreement and the Securities Warrant certificates relating to each series of Securities Warrants which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Securities Warrants.

    If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including, in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price; (ii) the denominations and terms of the series of Debt Securities purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with such Debt Securities; (iv) the date, if any, on and after which such Securities Warrants and the related series of Debt Securities will be transferable separately; (v) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrant and the price at which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (vii) whether the Securities Warrants will be issued in registered or bearer form; (viii) any special United States federal income tax consequences; (ix) the terms, if any, on which the Company may accelerate the date by which the Securities Warrants must be exercised; and (x) any other material terms of such Securities Warrants.

    In the case of Securities Warrants for the purchase of Preferred Shares or Common Shares, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants, the exercise price, and in the case of Securities Warrants for Preferred Shares, the designation, aggregate number and terms of the series of Preferred Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with such Preferred Shares; (iii) the date, if any, on and after which such Securities Warrants and the related series of Preferred Shares or Common Shares will be transferable separately; (iv) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date; (v) any special United States federal income tax consequences; and (vi) any other material terms of such Securities Warrants.

    Securities Warrant certificates may be exchanged for new Securities Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on such Debt Securities or to enforce covenants in the applicable Indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Shares or Common Shares, holders of such Securities Warrants will not have any rights of holders of such Preferred Shares or Common Shares, including the right to receive payments of dividends, if any, on such Preferred Shares or Common Shares, or to exercise any applicable right to vote.

EXERCISE OF SECURITIES WARRANTS

    Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of Preferred Shares or Common Shares, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void.

    Securities Warrants may be exercised by delivering to the Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Common Shares purchasable upon such exercise, together with certain information set forth on the reverse side of the Securities Warrant certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five (5) business days, of the Securities Warrant certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant certificate properly completed and duly executed at the corporate trust office of the Securities Warrant agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Common Shares purchasable upon such exercise. If fewer than all of the Securities

Warrants represented by such Securities Warrant certificate are exercised, a new Securities Warrant certificate will be issued for the remaining amount of Securities Warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

    The Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

COMMON SHARES WARRANT ADJUSTMENTS

    Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant are subject to adjustment in certain events, including (i) payment of a dividend on the Common Shares payable in shares of beneficial interest and stock splits, combinations or reclassification of the Common Shares; (ii) issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase Common Shares at less than their current market price (as defined in the Warrant Agreement for such series of Common Shares Warrants); and (iii) certain distributions of evidences of indebtedness or assets (including securities but excluding cash dividends or distributions paid out of consolidated earnings or retained earnings or dividends payable in Common Shares) or of subscription rights and warrants (excluding those referred to above).

    No adjustment in the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from consolidated earnings or retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect. Except as stated above, the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant will not be adjusted for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares, or carrying the right or option to purchase or otherwise acquire the foregoing, in exchange for cash, other property or services.

    In the event of any (i) consolidation or merger of the Company with or into any entity (other than a consolidation or a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares); (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company; or (iii) reclassification, capital reorganization or exchange of the Common Shares (other than solely a change in par value or from par value to no par value), then any holder of a Common Shares Warrant will be entitled, on or after the occurrence of any such event, to receive on exercise of such Common Shares Warrant the kind and amount of shares of beneficial interest or other securities, cash or other property (or any combination thereof) that the holder would have received had such holder exercised such holder's Common Shares Warrant immediately prior to the occurrence of such event. If the consideration to be received upon exercise of the Common Shares Warrant following any such event consists of common stock of the surviving entity, then from and after the occurrence of such event, the exercise price of such Common Shares Warrant will be subject to the same anti-dilution and other adjustments described in the second preceding paragraph, applied as if such common stock were Common Shares.

      CERTAIN PROVISIONS OF THE COMPANY'S DECLARATION OF TRUST AND BYLAWS

    The following paragraphs summarize certain provisions of the Company's Declaration of Trust and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and Bylaws. See "Available Information."

THE BOARD OF TRUSTEES

    The Company's Bylaws provide that the number of trustees of the Company may be established by the Board but may not be fewer than three nor more than ten, a majority of which must be independent. Any vacancy will be filled at any regular meeting or at any special meeting of shareholders called for that purpose or by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority of the entire Board. Pursuant to the terms of the Declaration of Trust, each trustee will hold office for a one-year term expiring at the annual meeting of shareholders to be held the following year and until his successor is duly elected and qualified. Holders of shares will have no right to cumulative voting in the election of trustees.

AMENDMENT TO THE DECLARATION OF TRUST

    The Company's Declaration of Trust may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

DISSOLUTION OF THE COMPANY

    The dissolution of the Company must be approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter or the written consent of all holders of shares entitled to vote on this matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

    The Company's Declaration of Trust establishes an advance notice procedure for shareholders to make nominations of candidates for election as trustees or bring other business before an annual meeting of shareholders ("Shareholder Notice Procedures").

    The Shareholder Notice Procedures provide that (1) only persons who are nominated by or at the direction of the Board of Trustees, or by a shareholder who has given timely written notice containing specified information to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as trustees and (2) at an annual meeting only such business may be conducted as has been brought before the meeting by or at the direction of the Chairman of the Board of Trustees or by a shareholder who has given timely written notice to the Secretary of such shareholder's intention to bring such business before the meeting. In general, to be considered timely, notice of shareholder nominations to be made or business to be conducted at an annual meeting must be received not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting.

    The purpose of requiring such advance notice by shareholders is to provide the Board of Trustees a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or advisable by the Board of Trustees, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although the Company's Declaration of Trust do not give the Board of Trustees any power to disapprove of shareholder nominations or proposals for action, they may have the effect of precluding a contest for the election of trustees or the consideration of shareholder proposals if the proper procedures are not followed. In addition, the Declaration of Trust may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or in the best interests of the Company and its shareholders. The provisions in the Company's Declaration of Trust regarding advance notice provisions could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Common Shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

    FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE COMPANY'S REIT STATUS

    The following is a summary of certain federal income tax considerations regarding the Company's REIT election. The tax treatment of a holder of any of the Securities will vary depending on the terms of the specific Securities acquired by such holder, as well as his particular situation, and this discussion does not attempt to address any aspects of federal income taxation relating to holders of Securities. A description of certain federal income tax considerations pertaining to holders of the Securities will be provided in the relevant Prospectus Supplement.

    The following summary is based on federal income tax law in effect as of the date hereof. Such law is subject to change without notice, and may be changed with retroactive effect. The summary is for general information only, and does not constitute tax advice.

    EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS HIS OWN TAX ADVISOR, REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES, IN LIGHT OF HIS INDIVIDUAL CIRCUMSTANCES, OF THE ACQUISITION, OWNERSHIP AND SALE OF THE SECURITIES, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

QUALIFICATION AS A REIT; OPINION OF COUNSEL

    The Company's REIT election was effective as of January 1, 1994. The tax consequences described herein and in any Prospectus Supplement are largely contingent on the qualification of the Company as a REIT for federal income tax purposes. Failure of the Company to maintain its REIT status would materially alter the tax and economic consequences to a purchaser. See "Failure to Qualify as a REIT" below. Ungaretti & Harris, Chicago, Illinois ("Counsel"), has provided its opinion that the Company's method of operation as described herein and as represented by the Company will permit it to continue to qualify as a REIT for the current and subsequent taxable years. Such opinion is based upon the Code, as amended, applicable Treasury Regulations adopted thereunder, reported judicial decisions, and IRS rulings, all as of the date hereof, and certain representations of the Company and factual assumptions related to the ownership and operation of the Company. It should be noted that whether the Company will maintain its status as a REIT under the Code will depend upon whether the Company meets the various qualification tests imposed under the Code through actual annual operating results. No assurance can be given that the actual results of the Company's operations will satisfy such requirements. The principal requirements the Company must meet to maintain its status as a REIT are described below.

SHARE OWNERSHIP

    FREE TRANSFERABILITY. In general, shares representing ownership of a REIT must be freely transferable. The Company's shares will be subject to certain restrictions designed to assure compliance with the rule prohibiting closely-held status, described below. A REIT will not fail the requirement of free transferability by reason of such restrictions.

    100 SHAREHOLDERS REQUIRED. The beneficial ownership of an entity seeking to qualify as a REIT must be held by 100 or more persons. This requirement must be met for at least 335 days of a 12-month year, or a proportionate part of a shorter tax year. For purposes of this rule, the word "person" generally includes individuals and entities, with pension and profit-sharing trusts, rather than their beneficiaries, being treated as persons. The Company anticipates that this requirement will continue to be met.

    CLOSELY-HELD STATUS NOT PERMITTED. An entity does not qualify as a REIT if a group of five or fewer individuals own, directly or indirectly, more than 50% of the value of the outstanding shares of the entity at any time during the last half of the taxable year. For this purpose, certain entities are treated as individuals, but stock owned, directly or indirectly, by a corporation, partnership, estate or trust is generally considered as being owned proportionately by such entity's shareholders, partners or beneficiaries. Accordingly, shares held by CRP-London will be considered as being owned proportionately by the individual shareholders of CRP-London. In addition, pursuant to the Taxpayer Relief Act of 1997, compliance with certain procedural requirements may protect the Company from loss of REIT status by reason of an inadvertent violation of this rule. The Declaration of Trust provides certain restrictions on ownership of shares designed to assure compliance with this requirement.

    Domestic pension funds generally are not treated as a single person for purposes of this rule. Instead, the beneficiaries of the fund are treated as holding stock in the REIT in proportion to their actuarial interests in the fund. In the event the Company relies on this rule to maintain its status as a REIT, however, it is possible that pension funds holding more than 10% of the interests in the Company will be subject to unrelated business income tax on a portion of the dividends they receive from the Company. Under the Company's Declaration of Trust, pension funds are subject to the same ownership restrictions as other persons, without regard to this rule.

    SHAREHOLDER INFORMATION. Federal income tax regulations require that the Company demand within 30 days after the end of each of its taxable years written statements from shareholders of record holding more than a specified percentage of the Company's shares of beneficial interest, in which the shareholders set out information with respect to their actual and constructive ownership of the Common Shares and the Debentures. In addition, each shareholder must on demand disclose to the Company in writing such additional information as the Company requests in order to determine the effect of such shareholder's direct, indirect and constructive ownership of such shares on the Company's status as a REIT.

ASSET TESTS

    An entity seeking to maintain its qualification as a REIT must meet certain tests with regard to its assets. Assets held by a qualified REIT subsidiary are treated as if they were owned directly by the REIT. A corporation is a qualified REIT subsidiary if 100% of its stock is owned by a REIT.

    75% ASSET TEST. On the last day of each calendar quarter, at least 75% of a REIT's assets must consist of real estate assets, cash and cash items, and government securities. Real estate assets include interests in real property, interests in mortgages on real property, and shares in other qualified REITs. In addition, real estate assets include any property attributable to the temporary investment of new capital if the property is stock or a debt instrument, and the investment is only for the one-year period beginning on the date the REIT receives the capital (a "Qualified Temporary Investment"). Cash and cash items include receivables that arise in the ordinary course of the REIT's business, but not receivables purchased from another person. It is anticipated that substantially all of the Company's assets will qualify under this test.

    5% ASSET TEST. A REIT must not own securities of any one non-governmental issuer (other than another qualified REIT, or a qualified REIT subsidiary) in an amount greater in value than 5% of the value of the REIT's total assets. The Company intends to comply with this requirement.

    10% ASSET TEST. A REIT must not own securities of any one non-governmental issuer (other than another qualified REIT or a qualified REIT subsidiary) representing more than 10% of the outstanding voting securities of such issuer. The Company intends to comply with this requirement.

    After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of the quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

    INTEREST IN MANAGEMENT CORPORATION. The Company expects to derive some of its income from activities (such as management of properties owned by third parties) which, if carried on directly by the Company or by an entity controlled by the Company, would jeopardize its REIT status. The Company will own non-voting stock representing more than 90 percent of the value of corporations carrying on such activities, but intends to own less than 10% of the voting stock of such corporations in order to comply with the 10% asset test described above, and to hold stock in such corporations representing less than 5% of the value of its overall assets in order to comply with the 5% assets test described above. There can be no assurance, however, that the IRS will not contend that the non-voting stock held by the Company should be considered voting stock for purposes of these rules, or that the value of the stock held by the Company exceeds the 5% limitation.

INCOME TESTS

    An entity will not maintain its qualification as a REIT unless its income meets certain tests. In connection with these tests, income received from a qualified REIT subsidiary is treated as having the same character as it had when received by the subsidiary.

    75% INCOME TEST. At least 75% of the REIT's gross income (excluding gross income from "prohibited transactions," as described below) for each taxable year must be derived from (i) rents from real property, (ii) interest on obligations collateralized by mortgages on, or interests in, real property; (iii) gain from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs as well as the gain from the sale of such shares; (v) abatements and refunds of real property taxes;
(vi) income from the operation, and gain from the sale, of property acquired at or in lieu of foreclosure of the mortgage collateralized by such property ("foreclosure property"); (vii) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and (viii) certain qualified temporary investment income.

    95% INCOME TEST. At least 95% of the REIT's gross income (excluding gross income from "prohibited transactions") for each taxable year must be derived from sources qualifying for the 75% test, plus dividend and interest income, certain hedging income and capital gain on the sale or other disposition of stocks or securities.

    RENTS FROM REAL PROPERTY. Rents received by the Company will constitute "rents from real property," qualifying for the 75% and 95% income tests, if the following requirements are met:

    - The amount of rent received generally must not be based in whole or in part on the income or profits of any person.

    - Rents will not qualify as "rents from real property" if the REIT, or a 10% owner of the REIT, owns directly or indirectly a 10% or greater interest in any tenant or in the assets or net profits of a tenant.

    - The term "rents from real property" does not include "impermissible tenant service income," which is generally income from providing "disqualifying services" to tenants other than through an independent contractor (as specially defined for this purpose) from whom the REIT itself does not derive or receive any income. For this purpose, "disqualifying services" are services which, if provided by certain tax-exempt entities, would cause rents received by such entities to be treated as unrelated business taxable income. Generally, services other than services usually or customarily rendered in connection with the rental of rooms or other space for occupancy only are disqualifying services. Charges for services of a type customarily furnished or rendered to tenants in connection with the rental of real property of a similar class in the geographic market in which the property is located qualify as "rents from real property." If impermissible tenant service income with respect to a property exceeds 1% of all amounts received or accrued with respect to such property, then all such amounts are treated as impermissible tenant service income. The Company represents that it will not furnish or render services with respect to any of the Properties that would cause rental income from such Properties to fail to qualify as "rents from real property."

    - Rent attributable to personal property will not qualify as "rents from real property" unless the personal property is leased in connection with a lease of real property and such rent is no more than 15% of the total rent received under the lease. Rent attributable to personal property is that amount which bears the same ratio to total rent as the average of the adjusted bases of the personal property at the beginning and end of the taxable year bears to the average of the aggregate adjusted bases of both the real property and personal property at the beginning and end of such taxable year.

    PROHIBITED TRANSACTIONS. The 75% and 95% income tests described above are measured by reference to gross income of the Company. For this purpose, however, gross income does not include income from "prohibited transactions." Moreover, income from prohibited transactions is subject to a 100% tax.

    The Company will be considered to have engaged in a prohibited transaction if it sells stock in trade or other property of a kind which would properly be included in inventory if on hand at the close of the taxable year, or property held primarily for sale to customers in the ordinary course of business. The Code provides a safe harbor under which certain sales of real estate assets will not be considered to be a prohibited transaction. The safe harbor applies if (a) the Company has held the property for at least four years; (b) the total expenditures made by the Company, or any partner of the Company, and capitalized as part of the basis of the property during the four-year period preceding the sale, do not exceed 30% of the net sales price; and (c) the Company meets the limitation on sales of such property. The Company will meet the limitation on sales if (d) it makes no more than seven sales of property during the year, or
(e) the aggregate of the adjusted bases of the properties sold does not exceed 10% of the aggregate adjusted bases of all the Company's properties during the year. If the property consists of land or improvements not acquired through foreclosure, the Company must have held the property for production of rental income for at least four years to be eligible for the safe harbor. Also, if the Company sold more than seven properties during the year, substantially all of the marketing and development expenditures with respect to the property must have been made through an independent contractor from whom the Company itself does not derive or receive any income.

    FAILURE TO MEET INCOME TESTS. If certain requirements are met, the Company may retain its status as a REIT even in a year in which it fails either the 75% or the 95% income test. In such event, however, the Company will be subject to an excise tax based on the greater of the amount by which it failed the 75% or 95% gross income test for that year, less expenses. The Company will qualify for this relief if (a) it reports the amount and nature of each item of its gross income in its federal income tax return for such year; (b) the inclusion of any incorrect information in its return is not due to fraud with intent to evade tax; and (c) the failure to meet such tests is due to reasonable cause and not willful neglect.

DISTRIBUTIONS TO SHAREHOLDERS

    95% DISTRIBUTION REQUIREMENT. In order to maintain its qualification as a REIT, the Company is required to distribute dividends (other than capital gains dividends) to its shareholders in an amount equal to 95% of the sum of (a) its "REIT taxable income" before deduction of dividends paid and excluding any net capital gain, plus (b) any net income from foreclosure property less the tax on such income, minus (c) any "excess noncash income." The deduction for dividends paid is discussed below. See "Federal Income Tax Considerations--Taxation of the Company."

    "REIT taxable income" for purposes of this requirement is the taxable income of a REIT, computed as if it were an ordinary corporation, adjusted by certain items, including an exclusion for net income from foreclosure property, a deduction for the excise tax on the failure of the 75% or 95% income tests, and an exclusion for an amount equal to any net income derived from prohibited transactions.

    "Foreclosure property" is any real property, interest in real property, or personal property incident to the real property, acquired by the REIT in a foreclosure or by a deed in lieu of foreclosure following a default of a debt obligation or after termination of a defaulted lease, provided the REIT elects to treat the property as foreclosure property. The property ceases to be foreclosure property as of the close of the third taxable year following the taxable year in which the REIT acquires it, unless the IRS consents to an extension of this time period.

    "Excess noncash income" means the excess of certain amounts that the REIT is required to recognize as income in advance of receiving cash, such as original issue discount on purchase money debt or income from cancellation of indebtedness, over 5% of REIT taxable income before deduction for dividends paid and excluding any net capital gain.

    The Company intends to make distributions to the shareholders on a quarterly basis sufficient to meet the 95% distribution requirement. However, because of the possible receipt of income without corresponding cash receipts, timing differences that may rise between the realization of taxable income and net cash flow, and the possible disallowance by the IRS of deductions claimed by the Company, it is possible that the Company may not have sufficient cash or liquid assets at a particular time to meet the 95% distribution requirement. To assure compliance with the 95% distribution requirement, the Company will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, will borrow funds in order to satisfy the distribution requirement. If the Company fails to meet the 95% distribution requirements as a result of an adjustment to the Company's tax return by the Service, the Company may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

    NON-REIT ACCUMULATED EARNINGS AND PROFITS. The Company will not qualify as a REIT if, as of the close of its taxable year, it has earnings and profits accumulated in any non-REIT year. For purposes of this rule, positive earnings and profits of a corporation that is liquidated or merged into another corporation may not be netted against the other corporation's deficit in earnings and profits. The Company believes that it and each of its subsidiaries had negative earnings and profits as of the effective date of its REIT election.

FAILURE TO QUALIFY AS A REIT

    For any taxable year the Company fails to qualify as a REIT, it would be taxed as a corporation. It would not be entitled to a deduction for dividends paid to its shareholders in computing its taxable income. Assets of the Company and distributions to shareholders would be reduced to the extent necessary to pay any resulting tax liability of the Company. Distributions from the Company at such time would be taxable to shareholders as dividends to the extent of the current and accumulated earnings and profits of the Company and would be eligible for the 70% dividend-received deduction for shareholders which are corporations.

    If the Company's election to be treated as a REIT is terminated automatically, the Company will not be eligible to elect REIT status until the fifth taxable year which begins after the year for which the Company's election was terminated, unless (a) the Company did not willfully fail to file a timely return with respect to the termination taxable year, (b) the incorrect information in such return was not due to fraud with intent to evade tax, and
(c) the Company establishes that failure to meet the requirements was due to reasonable cause and not to willful neglect.

TAXATION OF THE COMPANY

    GENERAL. In general, corporations are subject to federal income tax on their net income regardless of whether such income is currently distributed to shareholders. Distributions to shareholders constitute taxable dividends to the extent of current and accumulated earnings and profits of the corporation. Under this general rule, double taxation of corporate profits--that is, taxation at the corporate level and the shareholder level--is the norm. However, the rules pertaining to REITs provide an exception to this general rule. Except as otherwise discussed below, for any taxable year in which the Company qualifies as a REIT, it will generally be able to deduct for federal income tax purposes the portion of its ordinary income or capital gain which is timely distributed to shareholders.

    Even if the Company is treated as a REIT for federal income tax purposes, however, it is subject to tax on any REIT taxable income and net capital gain not distributed to shareholders. The Company may reinvest income or gain recognized upon the sale of property or repayment of an investment, although it does not intend to do so unless it has satisfied the 95% income distribution test. Capital gain income which is not distributed will be taxable to the Company. The Company will not be required to distribute capital gain income to maintain its status as a REIT. In addition, the Company will be taxed at regular corporate tax rates on net income from foreclosure property which is not otherwise REIT qualifying income. Any tax incurred by the Company for these reasons, or for any of the reasons discussed below, would reduce the amount of cash available for distribution to shareholders, and ultimately reduce the return on an investment in shares of the Company.

    DIVIDENDS PAID DEDUCTION. For any taxable year it qualifies as a REIT, the Company can claim the dividends paid deduction for dividends actually and constructively paid during that tax year. The Company can also claim a dividends paid deduction for dividends paid in the following year if it declares the dividends before the time prescribed by law for filing its return for the year, including extensions, and distributes the amount of the dividend during the 12-month period following the close of the year but not later than the date of the first regular dividend payment made after the declaration. In this event, the Company will be required to specify the dollar amount of the dividend, and send any notices required with respect to the dividend not later than 30 days after the close of the tax year or by mail with its annual report for the tax year. Certain so-called consent dividends declared in subsequent years are also eligible for the dividends paid deduction.

    TAX ON BUILT-IN GAIN. The Internal Revenue Service has announced its intention to issue regulations dealing with "built-in gain" of REITs. A REIT has built-in gain to the extent it has, at the time its status as a REIT commences, any asset with a fair market value in excess of its adjusted tax basis. The regulations would provide that a corporation that becomes a REIT recognizes net built-in gain, and pays corporate level tax, as if it had been liquidated at the end of the last taxable year before it qualified as a REIT unless it makes an election under which it will recognize such gain only upon disposition of such assets within the first ten years after it became a REIT. If the election is made, the portion of any gain on such dispositions that is built-in gain is taxable to the REIT without regard to whether the gain is distributed to shareholders.

    Some or all of the assets held by the Company on January 1, 1994, the effective date of its REIT election, had built-in gain. The Company made the election described above. The Company will therefore recognize built-in gain only upon disposition of those assets prior to January 1, 2004. If such a disposition occurs, the corporate level tax paid by the Company will reduce the amount available for distribution to shareholders.

    EXCISE TAX ON FAILURE TO MEET 75% OR 95% INCOME TESTS. Regardless of distributions to shareholders, if the Company fails either or both of the 75% and 95% income tests, but still maintains its qualification as a REIT, it will be subject to an excise tax on an amount equal to the greater of the amount by which it failed the 75% test or the 95% test multiplied by a fraction the numerator of which is REIT taxable income (determined without deductions for dividends paid or net operating losses and excluding capital gains) and the denominator of which is the gross income of the REIT (determined, generally, by excluding income from prohibited transactions, certain gross income from foreclosure property, long-term capital gain, and short-term capital gain to the extent of any short-term capital loss).

    100% TAX ON PROHIBITED TRANSACTIONS. To the extent the Company derives any net income from a prohibited transaction, the Company will be subject to a 100% tax on such net income.

    ALTERNATIVE MINIMUM TAX. The Company will also be subject to the alternative minimum tax on items of tax preference allocable to it. The Code authorizes the Treasury Department to issue regulations allocating items of tax preference between a REIT and its shareholders. Such regulations have not been issued. The Company does not expect to have any significant items of tax preference.

    4% EXCISE TAX. A 4% excise tax applies if a REIT's "distributed amount" for any year is less than its "required distribution." For this purpose, the required distribution is specially defined, and does not correspond to the amount the REIT must distribute in order to maintain its status as a REIT. The required distribution is (a) 85% of the REIT's ordinary income for the year, plus (b) 95% of the REIT's capital gain net income reduced by any net ordinary loss. This amount must be "grossed up" for certain amounts of undistributed income from prior years. For purposes of this rule, the REIT's ordinary income is determined without regard to the dividends paid deduction. The distributed amount includes dividends paid during the calendar year, plus any tax imposed on REIT taxable income or capital gains, plus any excess of the distributed amount for the preceding calendar year over the grossed up required distribution for the preceding year.

    TAX ELECTIONS. The Company's taxable year ends December 31. The Company uses the accrual method of accounting. The effective date of the Company's election to be taxed as a REIT is January 1, 1994.

STATE AND LOCAL TAXES

    The Company may be subject to state and local taxes in various jurisdictions such as those in which the Company owns property or may be deemed to be engaged in activities. The tax treatment of the Company in states having taxing jurisdiction over it may differ from the federal income tax treatment described in this summary. No discussion of state taxation of the Company, the shares or the shareholders is provided herein.

                              PLAN OF DISTRIBUTION

    The Company may sell Securities to one or more underwriters for public offer and sale by them or may sell Securities offered hereby to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable Prospectus Supplement.

    The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices (any of which may represent a discount from the prevailing market prices). The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

    Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Securities and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

    If so indicated in the applicable Prospectus Supplement, the Company will authorize the underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Securities sold pursuant to Contracts will not be less than nor greater than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that (i) the purchase by an institution of the Securities covered by its Contract will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and (ii) if the Securities are being sold to underwriters, the Company has sold to such underwriters the total principal amount of the Securities less the principal amount thereof covered by the Contracts.

    Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Ungaretti & Harris, Chicago, Illinois. Ungaretti & Harris will rely on the opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland, as to certain matters of Maryland law.

                                    EXPERTS

    The consolidated balance sheets of the Company as of December 31, 1997 and 1996 and the consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997 included in the Company's Annual Report on Form 10-K and the combined statement of revenues and certain expenses of the Other Acquisition II Properties for the year ended December 31, 1996 included in the Company's Current Report on Form 8-K/A No. 1 filed with the Commission on February 27, 1998, both incorporated by reference in this Prospectus, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

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    No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the accompanying Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Agents. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell, or a solicitation of any offer to buy, the Notes in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the accompanying Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or the accompanying Prospectus or in the affairs of the Company since the date thereof.

                             ---------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                     Page
                                                   ---------
The Company......................................        S-2
Risk Factors.....................................        S-3
Pricing Supplement...............................        S-9
Ratio of Earnings to Fixed Charges...............        S-9
Description of Notes.............................        S-9
Certain United States Federal Income Tax
  Considerations.................................       S-30
Supplemental Plan of Distribution................       S-37
Legal Matters....................................       S-39

                         PROSPECTUS

Available Information............................          2
Incorporation of Certain Documents by
  Reference......................................          2
The Company......................................          3
Risk Factors.....................................          5
Use of Proceeds..................................          8
Certain Ratios...................................          8
Description of Debt Securities...................          8
Description of Shares of Beneficial Interest.....         22
Description of Securities Warrants...............         29
Certain Provisions of the Company's Declaration
  of Trust and Bylaws............................         31
Federal Income Tax Considerations Relating to the
  Company's REIT Status..........................         33
Plan of Distribution.............................         39
Legal Matters....................................         40
Experts..........................................         40

                                  $250,000,000

                                     [LOGO]

                               MEDIUM-TERM NOTES
                                    SERIES A

                              -------------------

                             PROSPECTUS SUPPLEMENT
                                October 23, 1998

                             ---------------------

                                LEHMAN BROTHERS

                      FIRST CHICAGO CAPITAL MARKETS, INC.

                     NATIONSBANC MONTGOMERY SECURITIES LLC

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